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Exhibit 10.1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

LICENSE AGREEMENT
BETWEEN
SANGAMO THERAPEUTICS, INC.
AND
GENENTECH, INC.
AS OF AUGUST 2, 2024

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TABLE OF CONTENTS
ARTICLE 1    Definitions 1
ARTICLE 2    Technology Transfer 16
ARTICLE 3    [*] 18
ARTICLE 4    Diligence and Reporting 21
ARTICLE 5    Licenses 22
ARTICLE 6    Exclusivity 23
ARTICLE 7    Financial Terms 25
ARTICLE 8    Payment Terms, Reports, Audits 34
ARTICLE 9    Intellectual Property 37
ARTICLE 10    Confidentiality 46
ARTICLE 11    Press Releases and Publications 50
ARTICLE 12    Representations, Warranties and Covenants 52
ARTICLE 13    Indemnification, Limitation of Liability, Insurance 56
ARTICLE 14    Term, Termination 57
ARTICLE 15    Dispute Resolution 64
ARTICLE 16    Miscellaneous 66

EXHIBITS
Exhibit 1.13    Authorized Subcontractors
Exhibit 1.64    Licensed Patents
Exhibit 1.71    Licensed Tau Payload from ST-501
Exhibit 1.105    Sangamo Proprietary AA Sequence
Exhibit 1.109    STAC-BBB Sequence
Exhibit 2.1    Technology Transfer Plan
Exhibit 3.1.1    [*]
Exhibit 3.2    Required Provisions for Agreements with Authorized Subcontractors
Exhibit 11.1    Initial Press Release

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LICENSE AGREEMENT
THIS LICENSE AGREEMENT (“Agreement”) is made and entered into as of August 2, 2024 (“Effective Date”), by and between Sangamo Therapeutics, Inc. having its principal place of business at 501 Canal Blvd., Richmond, CA 94804 (“Sangamo”) and Genentech, Inc., a Delaware corporation, having its principal place of business at 1 DNA Way, South San Francisco, California 94080 (“Genentech”). Sangamo and Genentech are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
BACKGROUND
WHEREAS, Sangamo is developing STAC-BBB and certain zinc finger technologies directed to tau and [*].
WHEREAS, Genentech is a biopharmaceutical company that is engaged in the discovery, research, development, manufacture and sale of pharmaceutical products.
WHEREAS, subject to the terms of this Agreement, Sangamo wishes to grant to Genentech, and Genentech wishes to receive from Sangamo, an exclusive license under Sangamo’s intellectual property rights to research, develop, manufacture, commercialize and otherwise exploit STAC-BBB, certain variants of STAC-BBB, and zinc finger technologies directed to tau and [*].
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Genentech and Sangamo agree as follows:

ARTICLE 1Definitions
1.1“[*]” means the [*], including any [*].
1.2“[*]” means the period commencing on the Effective Date and ending on the earlier of: (a) [*] and (b) [*].
1.3“Abandonment Notice” has the meaning set forth in Section 9.6.1(b).
1.4“Accounting Standard” means, with respect to an entity, either: (a) International Financial Reporting Standards (“IFRS”); or (b) United States generally accepted accounting principles (“GAAP”), in either case, which standards or principles (as applicable) are then-currently used at the applicable time, and as consistently applied, by such entity.
1.5“Acquirer” means (a) any “person” or “group” described in Section 1.21(a) for so long as such “person” or “group” retains beneficial ownership of more than fifty percent (>50%) of the Voting Stock of Sangamo or otherwise has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of Sangamo or (b) any Third Party described in Section 1.21(b) or (c) for so long as such Third Party remains an Affiliate of Sangamo.
1.6“Acquisition Affiliate” has the meaning set forth in Section 6.3.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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1.7“Affiliate” means any entity that, directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with a Party, at any point in time and for so long as such control exists. For purposes of this Section 1.5, “controls”, “controlled”, and “control” means (a) the direct or indirect ownership of more than fifty percent (>50%) of the voting stock or other voting interests or interest in the profits of the applicable Party or entity or (b) the ability to otherwise control or direct the decisions of the board of directors or equivalent governing body thereof. Notwithstanding the foregoing, for purposes of this Agreement, none of Chugai Pharmaceutical Co., Ltd (“Chugai”) or any business entity controlled by Chugai, will be considered an Affiliate of Genentech, unless and until Genentech elects to include one or more of Chugai or any such business entity as an Affiliate of Genentech, by providing notice to Sangamo of such election.
1.8“Alliance Manager” has the meaning set forth in Section 4.3.
1.9“Annual Net Sales” means, with respect to a Product, all Net Sales of such Product during a calendar year.
1.10“Applicable Law” means any and all laws, statutes, codes, ordinances, orders, rules, rulings, directives and regulations of any kind whatsoever of any governmental authority within the relevant jurisdiction applicable to the relevant activity.
1.11“[*]” has the meaning set forth in Section 3.1.2.
1.12“Authorized Purposes” has the meaning set forth in Section 3.1.2.
1.13“Authorized Subcontractor” means, with respect to any [*], a subcontractor of Sangamo approved by Genentech in writing to perform such activity (“Subcontracted Activity”). The pre-approved Authorized Subcontractors as of the Effective Date are listed in Exhibit 1.13.
1.14“Business Day” means any day, other than a Saturday, Sunday or day on which commercial banks located in the United States or Switzerland are authorized or required by Applicable Law to be closed.
1.15“Capsid” means any functional assembly of proteins (including fragments and derivatives thereof) which serves to package, coat or encapsulate a Payload for delivery to cells.
1.16“[*]” means any [*].
1.17“[*]” has the meaning set forth in Section 3.1.1.
1.18“[*]” has the meaning set forth in Section 3.1.4.
1.19“[*]” has the meaning set forth in Section 3.1.3.
1.20“Challenge” has the meaning set forth in Section 9.7.1.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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1.21“Change in Control” means, with respect to Sangamo, if any of the following occurs after the Effective Date:
(a)any “person” or “group” (as such terms are defined below) (i) becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of Sangamo then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of Sangamo representing more than fifty percent (>50%) of the total voting power of all outstanding classes of Voting Stock of Sangamo or (ii) acquires the power, directly or indirectly, to elect a majority of the members of the board of directors or similar governing body (“Board of Directors”) of Sangamo; or

(b)Sangamo enters into a merger, consolidation or similar transaction with a Third Party (whether or not Sangamo is the surviving entity) and as a result of such merger, consolidation or similar transaction (i) the members of the Board of Directors of Sangamo immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of Sangamo or of such surviving entity immediately following such transaction or (ii) the individuals or entities that beneficially owned, directly or indirectly, the shares of Voting Stock of Sangamo immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of Sangamo representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving entity in substantially the same proportions as their ownership of Voting Stock of Sangamo immediately prior to such transaction; or

(c)Sangamo sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of Sangamo’s assets to which this Agreement relates.
For purposes of this Section 1.21, (x) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (y) a “beneficial owner” will be determined in accordance with Rule 13d-3 under the aforesaid Act; and (z) the terms “beneficially owned” and “beneficially own” will have meanings correlative to that of “beneficial owner.” Notwithstanding the foregoing, (A) a transaction solely to change the domicile of Sangamo; (B) Sangamo’s public offering of equity shares pursuant to a registration statement filed under the United States Securities and Exchange Act of 1933, or (C) any merger or consolidation between a Sangamo and one or more Affiliates will not constitute a Change in Control.
1.22“Combination Product” means (a) a single pharmaceutical formulation containing as its active ingredients both a Licensed Payload and one or more other Payloads, (b) a combination therapy comprised of (i) a Product and (ii) one or more other therapeutically or prophylactically active ingredients, which are either priced and sold in a single package containing such multiple
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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products or packaged separately but sold together for a single price, or (c) a combination therapy comprised of (i) a Product and (ii) a companion diagnostic, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, in each case ((a) (b), and (c)), including all dosage forms, formulations, presentations, line extensions, and package configurations.
1.23“Commercially Reasonable Efforts” means, with respect to a Party, the level of efforts consistent with the efforts such Party devotes to a pharmaceutical product that it has under a similar stage of research, development or commercialization, as applicable, in a similar area with similar market potential and similar strategic value in its portfolio, taking into account its safety and efficacy, its cost to develop and commercialize, its proprietary position, the likelihood of obtaining Marketing Authorization(s) and product reimbursement, anticipated profitability, return on investment, and other regulatory, technical, legal, scientific, medical or commercial factors, all in the context of other internal and external competitive products in development or on the market (including other products such Party may have in its portfolio), provided that with respect to Sangamo, such efforts will be at least consistent with those a similarly situated biotechnology company (on its own or acting through any of its affiliates, sublicensees or subcontractors) would use to accomplish a similar task or obligation under similar circumstances. It is understood that the level of Commercially Reasonable Efforts may change from time to time based upon regulatory, technical, legal, scientific, medical or commercial factors as stated above.
1.24“Competing Program” has the meaning set forth in Section 6.3.
1.25“Competitive Product” means (a) with respect to a Product in a particular regulatory jurisdiction, any pharmaceutical product (i) (x) approved by the applicable Regulatory Authority as generic, biosimilar to or interchangeable with such Product pursuant to Section 351(k) of the Public Health Service Act, Article 10(4) of Directive 2001/83/EC and Section 4, Part II, Annex I of the European legislation, or any equivalent legislation in other countries, or any successor provision of any of the foregoing, or any implementing legislation, directive or regulation of any of the foregoing, or (y) for which the applicable Regulatory Authority has authorized one or more Clinical Trials to be foregone, in each case (x) or (y), wherein the Product was the reference product relied upon in making such determination, and (ii) that is approved for commercial sale in such country and sold by a (1) Third Party that is not Genentech, its Affiliate or Sublicensee and that has not otherwise been authorized, directly or indirectly, by Genentech to market and sell such product or (2) Compulsory Sublicensee, (b) with respect to [*].
1.26“Compulsory Sublicense” means a license or sublicense granted to a Third Party, through the order, decree or grant of a governmental authority having competent jurisdiction, authorizing such Third Party to make, use, sell, offer for sale, import or export a Product in any country.
1.27“Compulsory Sublicensee” means a Third Party that was granted a Compulsory Sublicense.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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1.28“Confidential Information” has the meaning set forth in Section 10.1.
1.29“Continuation Election Notice” has the meaning set forth in Section 14.6.5.
1.30“Continuation Election Report” has the meaning set forth in Section 14.6.5.
1.31“Control” (including variations such as “Controlled” and the like) means, (a) with respect to any Patent, Know-How or any other intellectual property right, the rightful possession by a Party of the ability to grant a license, sublicense or other right to exploit (other than by operation of any license granted herein) such Patent, Know-How or other intellectual property right, or (b) with respect to proprietary materials, the rightful possession by a Party of the ability to supply such proprietary materials to the other Party, in each case (a) and (b), in accordance with the terms and conditions set forth herein and without violating the terms of any agreement with any Third Party. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control, the following will not be deemed to be Controlled by Sangamo: (i) any intellectual property (including Patents and Know-How) owned or licensed by the Acquirer immediately prior to the closing of such Change in Control; and (ii) any intellectual property (including Patents and Know-How) that any Acquirer subsequently acquires or develops [*].
1.32“Cover” (including variations such as “Covered”, “Covering” and the like) means, with respect to a Valid Claim and in reference to a particular Product (in each case, whether alone or in combination with one or more ingredients) that the use, sale, offer for sale or import of such Product in a country would, but for ownership thereof or a license granted in this Agreement thereunder, infringe such Valid Claim in the applicable country on the date of sale.
1.33“CPA Firm” has the meaning set forth in Section 8.9.2.
1.34“CRL” has the meaning set forth in Section 2.4.
1.35“Cure Period” has the meaning set forth in Section 14.2.
1.36“DevGo Approval” [*].
1.37“Directed To” means [*].
1.38“Disclosing Party” has the meaning set forth in Section 10.1.
1.39“Disposition Transaction” has the meaning set forth in Section 7.9.
1.40“Divestiture” has the meaning set forth in Section 6.3.2.
1.41“Escalation Notice” has the meaning set forth in Section 15.1.
1.42“EU5” means the United Kingdom, Germany, France, Spain and Italy.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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1.43“Expert” means a person who has no less than ten (10) years of relevant experience in the pharmaceutical industry and has occupied at least one (1) senior position within a large pharmaceutical company and who is fluent in the English language, excluding any current or former employee or consultant of either Party.
1.44“Exploit” means research, develop, make, have made, use, sell, offer for sale, import, export and otherwise exploit.
1.45“FDA” means the United States Food and Drug Administration, or any successor entity thereto performing similar functions.
1.46“First Commercial Sale” means, with respect to a particular Product in a given country, the first bona fide commercial sale to a Third Party of such Product following Marketing Authorization in such country by or under authority of Genentech (or its Affiliates or Sublicensee(s) hereunder [*].
1.47“GNE Manufacturing Improvement IP” means any Manufacturing Improvement(s) first conceived, reduced to practice or otherwise invented by or on behalf of Genentech (solely or jointly with Sangamo) [*], and the intellectual property rights therein.
1.48“GNE STAC-BBB Improvement IP” means [*].
1.49“Indemnitee” has the meaning set forth in Section 13.3.
1.50“Indemnitor” has the meaning set forth in Section 13.3.
1.51“Indication” means a recognized type of human medical disease or condition, provided that [*]. For purposes of the foregoing [*].
1.52“Indirect Tax” has the meaning set forth in Section 8.8.
1.53“Information Security Incident” has the meaning set forth in Section 10.8.1.
1.54“Infringement” has the meaning set forth in Section 9.7.1.
1.55“Inventor Remuneration” has the meaning set forth in Section 9.6.7.
1.56“Inventory List” has the meaning set forth in Section 2.4.
1.57“IP Committee” has the meaning set forth in Section 9.2.
1.58“Joint IP” means all inventions, discoveries, creations and works, including Know-How, compositions of matter, articles of manufacture or other subject matter, whether patentable or copyrightable or not, that are first jointly conceived, reduced to practice or otherwise invented in the performance of this Agreement by or on behalf of both Parties, as determined in accordance
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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with United States patent and copyright laws and other Applicable Laws in the United States, and the intellectual property rights therein.
1.59“Know-How” means any non-public information, including data, know-how, inventions, discoveries, creations, works, trade secrets, specifications, instructions, processes, formulae, methods, protocols, techniques, designs, results, test data, pharmacological, toxicological, pharmacokinetic, pre-clinical and clinical information, reports, structure-activity relationship data, statistical analysis, models and information regarding discovery, development, marketing, pricing, distribution, cost, sales and manufacturing. For clarity, Know-How excludes Patents and tangible materials.
1.60“Launch Quarter” has the meaning set forth in Section 7.8.3.
1.61“Licensed [*]” means any [*].
1.62“Licensed Capsid” means STAC-BBB or a Licensed STAC-BBB [*], in each case, with or without any Licensed STAC-BBB Improvement(s).
1.63“Licensed Capsid Patent” means any Patent within the Licensed IP that claims [*].
1.64“Licensed IP” means all Trademarks related to any Licensed Capsid and all intellectual property rights Controlled by Sangamo or any of its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful to Exploit Products, including those Patents listed in Exhibit 1.64.
1.65“Licensed Payload” means a Licensed Tau Payload or a [*].
1.66“Licensed Payload Improvement IP” means [*].
1.67“Licensed Payload Patent” means any Patent within the Licensed IP that claims a [*] without reference to any specific Capsid or other delivery vehicle or method, including those Patents listed in Section A of Exhibit 1.64 [*] and Section B of Exhibit 1.64 (the “Existing Licensed Tau Payload Patents”).
1.68“Licensed Product Patent” means [ *].
1.69“Licensed STAC-BBB Improvement” means [*] on or prior to the first anniversary of the Effective Date.
1.70“Licensed [*]” means a [*] in accordance with Section 3.1.3.
1.71“Licensed Tau Payload” means any portion of a Payload that encodes a zinc finger protein Directed To Tau, intellectual property rights in which are Controlled by Sangamo prior to the Effective Date or at any time during the Term prior to expiration of the Tau Exclusivity Period, including those sequences listed in the Existing Licensed Tau Payload Patents, including
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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the [*] as listed in Exhibit 1.71. For clarity, for any such Payload that [*] refers only to the portion of such Payload that [*].
1.72“[*].
1.73“Loss” or “Losses” has the meaning set forth in Section 13.1.
1.74“Manufacturing Improvement” means any improvement, modification or enhancement to a manufacturing process, provided such manufacturing process is (a) [*] and (b) disclosed by Sangamo to Genentech in accordance with this Agreement. For clarity, any manufacturing process first conceived, reduced to practice or otherwise invented by or on behalf of Genentech, its Affiliate or a Third Party without the use of or reference to Confidential Information or materials of Sangamo or Product Information, in each case, provided by Sangamo to Genentech hereunder will not be deemed a Manufacturing Improvement hereunder.
1.75“Marketing Authorization” means, with respect to a Product and an Indication, final Regulatory Approval (including pricing approval, where required) required to sell such Product for such Indication in accordance with the Applicable Law of a given country or jurisdiction.
1.76“Negotiation Period” has the meaning set forth in Section 7.9.
1.77“Net Sales” means, for a Product in a particular period, the amount calculated by subtracting from the Sales of such Product for such period:
1.77.1[*]
1.77.2[*] and
1.77.3[*].
For clarity, [*].
1.78“Non-Disclosure Agreement” means the Amended and Restated Mutual Confidentiality Agreement between the Parties effective December 15, 2023.
1.79“Other Sangamo Capsid” means any Capsid, intellectual property rights in which are controlled by Sangamo or a Third Party prior to the Effective Date or at any time during the Term, other than a Licensed Capsid.
1.80“Other Sangamo Payload” means any portion of a Payload that encodes a zinc finger protein, intellectual property rights in which are controlled by Sangamo prior to the Effective Date or at any time during the Term, other than a Licensed Payload.
1.81“Patent(s)” means any and all patents and patent applications and any patents issuing therefrom or claiming priority thereto, worldwide, together with any extensions (including patent term extensions and supplementary protection certificates) and renewals thereof, reissues, re-
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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examinations, substitutions, confirmation patents, registration patents, invention certificates, patents of addition, renewals, divisionals, continuations, and continuations-in-part of any of the foregoing. For clarity, Patents exclude Know-How and tangible materials.
1.82“Payload” means an active pharmaceutical ingredient, including but not limited to nucleic acid molecules.
1.83“Payable Milestone” has the meaning set forth in Section 7.5.
1.84“Payment Rights” has the meaning set forth in Section 7.9.
1.85“Permitted Use” has the meaning set forth in Section 10.3.
1.86“Phase 1 Trial” means a human clinical trial, the principal purpose of which is preliminary determination of safety and pharmacokinetics of a pharmaceutical product in healthy individuals or patients as further described in 21 C.F.R. § 312.21, or similar clinical study in a country other than the United States, and which is prospectively designed to generate sufficient clinical data, including data sufficient to determine dosing, to proceed directly to a Phase 2 Trial of such product, or similar clinical study in a country other than the United States.
1.87“Phase 2 Trial” means a human clinical trial, for which the primary endpoints include a determination of dose ranges or a preliminary determination of efficacy of a pharmaceutical product in patients being studied as further described in 21 C.F.R. § 312.21, or similar clinical study in a country other than the United States.
1.88“Phase 3 Trial” means a human clinical trial, the principal purpose of which is to demonstrate clinically and statistically the efficacy and safety of a pharmaceutical product for one or more Indications in order to obtain Marketing Authorization of such product for such Indication(s), as further defined in 21 C.F.R. § 312.21 or a similar clinical study in a country other than the United States.
1.89“[*] has the meaning set forth in Section 3.1.2.
1.90“Product” means any pharmaceutical product, including any Combination Product, containing:
1.90.1a Licensed Capsid [*] and a Licensed Payload(s) (each Product described in this Section 1.90.1, a “Two-Component Product”);
1.90.2a Licensed Capsid [*] and no Licensed Payload; or
1.90.3a Licensed Payload(s) and no Licensed Capsid (each Product described in Sections 1.90.2 and 1.90.3, a “One-Component Product”).
For clarity, the Product [*].
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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1.91“Product Information” has the meaning set forth in Section 10.1.
1.92“Product Trademark” has the meaning set forth in Section 9.6.9.
1.93“Prosecution and Maintenance”, “Prosecute and Maintain” or “Prosecute or Maintain” means, with respect to a given Patent, all activities associated with the preparation, filing, prosecution, and maintenance of such Patent as well as supplemental examinations, re-examinations, reissues, applications for patent term extensions, calculation and applications for patent term adjustments, supplementary protection certificates, and the like (as applicable) with respect to such Patent. For clarity, Prosecute and Maintain will not include any such actions with respect to a Patent brought by a Third Party, including any reexaminations, inter partes reviews, and post grant reviews, as well as interferences and derivation proceedings, oppositions and other similar proceedings brought by a Third Party with respect to such Patent.
1.94“Publication” has the meaning set forth in Section 11.6.
1.95“Receiving Party” has the meaning set forth in Section 10.1.
1.96“Region” means each of (a) [*], (b) [*], (c) [*] and (d) all countries in the world other than countries included in (a) through (c).
1.97“Regulatory Approval” means, with respect to a pharmaceutical product in a country or jurisdiction, any and all approvals (including investigational new drug applications, new drug applications or biologics license applications, and any supplements thereto), licenses, registrations, or authorizations of any Regulatory Authority necessary to manufacture, use, store, import, transport, commercially distribute, sell, or market such pharmaceutical product in such country, including, where applicable, (a) pricing or reimbursement approval in such country, (b) post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), and (c) labeling approval.
1.98“Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the development, manufacturing, commercialization or other use or exploitation (including the granting of Regulatory Approvals or Marketing Authorizations) of pharmaceutical products in any jurisdiction, including the FDA.
1.99“Release” has the meaning set forth in Section 11.2.
1.100“Residuals” has the meaning set forth in Section 10.6.
1.101“Reversion IP” has the meaning set forth in Section 14.6.6(h).
1.102“Reversion License” has the meaning set forth in Section 14.6.6(h).
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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1.103“Royalty Term” means, on a country-by-country and Product-by-Product basis, the period commencing upon the date of the First Commercial Sale of such Product in such country and ending on [*].
1.104“Sales ” means, for a Product in a particular period, the sum of 1.104.1, 1.104.2, and 1.104.3.
1.104.1[*].
By way of example, [*] include the following:
(a)    [*];
(b)    [*];
(c)    [*];
(d)    [*]; and
(e)    [*].
1.104.2[*].
1.104.3[*].
1.104.4[*].
1.105“Sangamo [*]” means the [*].
1.106“Sangamo [*] has the meaning set forth in Section 10.3.
1.107“[*]” has the meaning set forth in Section 3.1.2.
1.108“Skipped Milestone” has the meaning set forth in Section 7.5.
1.109“STAC-BBB” means Sangamo’s proprietary blood-brain barrier penetrant Capsid referred to as STAC-BBB. The sequence of STAC-BBB is set forth in Exhibit 1.109.
1.110“STAC-BBB Improvement” means [*].
1.111“STAC-BBB [*]” means [*].
1.112“[*]” has the meaning set forth in Section 3.1.1.
1.113“STAC-BBB [*]” means [*].
1.114“[*]” has the meaning set forth in Section 3.1.2.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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1.115“[*]” has the meaning set forth in Section 3.1.4.
1.116“Sublicensee” means any Third Party, other than a Compulsory Sublicensee, to which Genentech or any of its Affiliates grants a sublicense (through one or multiple tiers) under the license granted pursuant to Section 5.2 to commercialize a Product.
1.117“Target” means [*] or Tau.
1.118“Tau” means [*].
1.119“Tau Exclusivity Period” means [*].
1.120“Tech Transfer Completion Date” has the meaning set forth in Section 2.3.
1.121“Technology Transfer” has the meaning set forth in Section 2.1.
1.122“Technology Transfer Committee” has the meaning set forth in Section 2.2.
1.123“Technology Transfer Plan” has the meaning set forth in Section 2.1.
1.124“Term” has the meaning set forth in Section 14.1.
1.125“Terminated Product” means [*].
1.126“Third Party” means any entity other than a Party or any of its Affiliates.
1.127“Third Party Claims” has the meaning set forth in Section 13.1.
1.128“Title 11” has the meaning set forth in Section 14.3.
1.129 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.
1.130“Transfer Agreement” has the meaning set forth in Section 14.6.6(i).
1.131“Transfer Agreement Negotiation Period” has the meaning set forth in Section 14.6.6(i).
1.132“Transferred Know-How” has the meaning set forth in Section 2.1.
1.133“Trial” means a Phase 1 Trial, Phase 2 Trial or Phase 3 Trial.
1.134“Valid Claim” means, [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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ARTICLE 2Technology Transfer
2.1Technology Transfer. Sangamo will (a) transfer to Genentech all Know-How within the Licensed IP that is (i) listed in the technology transfer plan set forth in Exhibit 2.1 (the “Technology Transfer Plan”) including those sequences, materials, inventory, documents, records, methods, reagents, and assays described in the Technology Transfer Plan, (ii) existing as of the Effective Date and necessary to exploit the Products or (iii) existing as of the Effective Date, reasonably useful to exploit the Products and requested by Genentech (such Know-How in clauses (i) through (iii), collectively, the “Transferred Know-How”) and (b) otherwise carry out the activities described in the Technology Transfer Plan, and use diligent efforts to do so in accordance with the timelines set forth in the Technology Transfer Plan (collectively, such transfer and the activities set forth in the Technology Transfer Plan, the “Technology Transfer”). For clarity, the Transferred Know-How, the Inventory List and the samples provided pursuant to Section 2.4 shall exclude all Know-How and materials related to (i) any [*] or [*], (ii) Sangamo’s program Directed To [*]; and (iii) Sangamo’s proprietary platform technologies [*]. Each Party will bear its own costs incurred in the performance of the Technology Transfer. Except as otherwise specified in the Technology Transfer Plan, any materials and inventory shipped by Sangamo to Genentech will be shipped from Sangamo to Genentech DAP (location to be provided by Genentech) Incoterms 2020.
2.2Technology Transfer Committee. As of the Effective Date, the Parties will establish a technology transfer committee (the “Technology Transfer Committee”) comprised of the Alliance Managers from each Party and at least one (1) scientific leader from each Party with the appropriate level of seniority, availability, function in their respective organization, training, experience and decision-making authority to carry out the activities of the Technology Transfer Committee. The Technology Transfer Committee will (a) meet on a weekly basis (unless the Parties agree on alternate timing) until the Tech Transfer Completion Date to oversee and coordinate the Technology Transfer, and (b) review progress towards completion of the Technology Transfer. Either Party may invite a reasonable number of other employees, consultants, contractors or scientific advisors to attend a Technology Transfer Committee meeting with prior written notice to the other Party’s Alliance Manager, provided that such invitees are bound by appropriate confidentiality and invention assignment obligations consistent with the terms of this Agreement. If the Technology Transfer Committee disagrees regarding the scope of the Technology Transfer or whether a particular item in the Technology Transfer Plan has been completed, either Party may submit the matter to the Alliance Managers to facilitate further discussion among the members of the Technology Transfer Committee (and if mutually agreed, their respective supervisors). If after such assistance, the Technology Transfer Committee still cannot resolve such matter in a timely fashion, either Party may refer the matter to the CEO of Sangamo or equivalent position or their nominee and Head of Corporate Business Development of Genentech or equivalent position or their nominee for resolution, who together will use good faith efforts to reach a decision by consensus within [*] after the date such matter is referred to them. If the CEO of Sangamo or equivalent position or their nominee and the Head of Corporate Business Development of Genentech or equivalent position or their nominee cannot reach such consensus decision, then either Party may refer the matter for resolution in
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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accordance with ARTICLE 15. For clarity, the Technology Transfer Committee will serve only to facilitate the Technology Transfer and will not have any independent decision-making authority or power to amend, modify or waive compliance with this Agreement (including the Technology Transfer Plan), which may only be amended, modified or compliance with which may only be waived, as provided in Section 16.8.
2.3Completion of Technology Transfer. Promptly following completion of the Technology Transfer, including completion of all activities set forth in the Technology Transfer Plan, Sangamo will provide notice to the Technology Transfer Committee thereof. Promptly (but in any event within [*] following receipt of such notice, the Technology Transfer Committee will meet to review the status of the Technology Transfer. Promptly (but in any event within [*] following such meeting, Genentech will provide notice to Sangamo either confirming completion of the Technology Transfer (the date of such confirmation, the “Tech Transfer Completion Date”) or specifying any aspects of the Technology Transfer that remain incomplete. If Genentech provides the latter notice, promptly after receipt of such notice, Sangamo will complete the aspects of the Technology Transfer identified by Genentech as incomplete and thereafter, submit notice to Genentech in accordance with the first sentence of this Section 2.3.
2.4Transfer of Samples and DNA; Completion of Final Reports. In addition to and separately from the Technology Transfer, promptly after the Tech Transfer Completion Date, Sangamo will, as quickly as reasonably possible, generate and provide to Genentech a list of inventory of samples from specimens that contain a Licensed [*] or Licensed Tau Payload in Sangamo’s possession from the Tau-related and [*] pre-clinical studies it conducted (or had conducted on its behalf) prior to the Effective Date (including tissue samples and DNA), other than: (a) [*]; and (b) [*] (the “Inventory List”). Following receipt of such Inventory List, Genentech will select from such Inventory List the samples that Genentech wishes to receive, and Sangamo will promptly transfer to Genentech such selected samples to the extent such samples are Controlled by Sangamo, provided that if any such samples are not Controlled by Sangamo, Sangamo will respond to Genentech’s Alliance Manager’s reasonable inquiries regarding ownership and control of such samples without disclosing the confidential information of any Third Party to Genentech. Genentech will reimburse Sangamo for all reasonable out-of-pocket costs and expenses incurred by Sangamo in connection with the shipment of such selected samples. To the extent requested by Genentech, and in accordance with the timing requested by Genentech, [*].
2.5Ongoing Support. After the Tech Transfer Completion Date, if either Party becomes aware that Sangamo failed to transfer any item required to be transferred to Genentech pursuant to the Technology Transfer, such Party will promptly provide written notice to the other Party thereof, which notice will identify such item, and Sangamo will promptly transfer such item to Genentech. During the Term, Sangamo will provide assistance to Genentech, as reasonably requested by Genentech, to enable Genentech to exercise the licenses set forth herein, provided that Sangamo will not be required to disclose (a) any of the excluded Know-How listed in the second sentence of Section 2.1 or (b) any STAC-BBB Improvements or Manufacturing Improvements to Genentech except as set forth in the Technology Transfer Plan.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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ARTICLE 3[*]
3.1[*]
3.1.1Sangamo Activities. Subject to Section 3.1.4, Sangamo will conduct the activities described in [*] set forth in Exhibit 3.1.1 (the “[*]”) and will use diligent efforts to conduct such activities in accordance with the timelines set forth therein. Promptly following completion of the activities described in the [*], Sangamo will provide to Genentech the results, sequences, data and materials listed in the section of the [*].
3.1.2[*]. Genentech may [*]by providing notice to Sangamo thereof. Until Genentech [*], Sangamo will respond to all reasonable requests from Genentech for additional information regarding [*] and will meet with Genentech, upon Genentech’s reasonable request. Genentech will [*]. No later than [*] after the [*], Sangamo will [*] Notwithstanding any provision to the contrary in ARTICLE 10 and except as set forth in this Section 3.1.2, the [*] and shall [*]. [*].
3.1.3Genentech Activities. Following completion of the [*]in accordance with Section 3.1.1 or 3.1.4 (as applicable), Genentech will perform the [*] and such other activities (including additional non-human primate studies) necessary or reasonably useful to [* ] as described in this Section 3.1.3 [*]. The [*] will not include (a) any activity [*] or (b) [*]. Genentech may, [*]. For clarity, any [*] in accordance with this Section 3.1.3 [*] Genentech will provide notice to Sangamo upon completion of the [*], provided that, notwithstanding [*] will be deemed complete upon [*] in accordance with this Section 3.1.3.
3.1.4[*]. Sangamo will promptly provide written notice to Genentech upon completion of each event described in the table [*]” in the [*] If Sangamo [*] and Sangamo does [*], Genentech may [*]. For clarity, Genentech’s [*].
3.2Authorized Subcontractors. Sangamo will not subcontract, without Genentech’s consent, any material activities under the [*] to any Third Party, other than to the applicable Authorized Subcontractor. The activities performed by an Authorized Subcontractor on behalf of Sangamo will be made pursuant to a written subcontract specifying the work to be subcontracted and containing provisions consistent with the terms and conditions of this Agreement, including with respect to confidentiality and intellectual property. Sangamo will provide Genentech the opportunity to (a) participate in meetings with, audits or inspections of, or other assessments of any Authorized Subcontractor, and (b) review any draft and final reports prepared by an Authorized Subcontractor. Sangamo will use its diligent efforts to include the provisions set forth in Exhibit 3.2 in each subcontract with an Authorized Subcontractor under which a Subcontracted Activity will be performed, provided that if such Authorized Subcontractor does not agree to include one or more of the provisions set forth in Exhibit 3.2 despite the use of Sangamo’s diligent efforts, Genentech will promptly propose alternative, commercially reasonable language for Sangamo to propose to such Authorized Subcontractor.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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3.3Reporting. Sangamo will keep Genentech informed of its activities under the [*], including by [*] in accordance with [*].
3.4Costs. Each Party will conduct its activities [*] at its own expense and in accordance with the terms and conditions of this Agreement.
3.5Research Records. Each Party will, and will ensure that any of its Third Party subcontractors, maintain records in sufficient detail and in good scientific manner appropriate for Prosecution and Maintenance and regulatory purposes, and in compliance with Applicable Law. Such records will be complete and accurate and will properly reflect all work done and results achieved in performance of the [*]. Such records will record only activities conducted for the [*]and will not include or be commingled with records of activities other than those conducted pursuant thereto. Such records will be maintained by the applicable Party through the completion of the [*] and for [*] thereafter, or for such longer period as may be required by Applicable Law.
ARTICLE 4Diligence and Reporting
4.1Diligence Obligations. Except as set forth in ARTICLE 2 and ARTICLE 3, as between Genentech and Sangamo, Genentech will have the sole right to perform research, development, manufacturing and commercialization activities related to the Licensed Payloads and Products. Following the Tech Transfer Completion Date, Genentech will use Commercially Reasonable Efforts to develop and seek Marketing Authorization for one (1) Product Directed To Tau and one (1) Product Directed To [*], in each case, in [*]. Following receipt of Marketing Authorization in the applicable country, Genentech will use Commercially Reasonable Efforts to commercialize one (1) Product Directed To Tau and one (1) Product Directed To [*], in each case, in [*], one (1) [*]. Notwithstanding the foregoing, the Parties acknowledge and agree that subject to the terms and conditions of [*].
4.2Reporting. Within [*] days after the beginning of each calendar year during the Term, Genentech will provide to Sangamo a written report summarizing Genentech’s progress in the development of Products, including any material developments related to such Products achieved since the last such report. Genentech’s obligations under this Section 4.2 will end (a) with respect to Products Directed To Tau, upon the First Commercial Sale of a Product Directed To Tau, and (b) with respect to Products Directed To [*], upon the First Commercial Sale of a Product Directed To [*].
4.3Alliance Manager. On the Effective Date, each Party will designate an individual to act as the primary business contact for such Party for matters related to this Agreement (each, an “Alliance Manager”), unless another contact is expressly specified in the Agreement or designated by the Parties for a particular purpose. The Alliance Manager will promote communication and collaboration between the Parties and assist in the resolution of potential and pending issues and potential disputes in a timely manner. Either Party may replace its Alliance Manager at any time by notifying the other Party’s Alliance Manager in writing (which may be by e-mail).
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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4.4Pharmacovigilance. Each Party will inform the other about any adverse events that are causally related to use of any Licensed Capsid of which such Party becomes aware. Sangamo will ensure that any Third Party to which Sangamo grants any right or license to Exploit the Licensed Capsids is required to inform Sangamo about any adverse events that are causally related to use of any Licensed Capsid of which such Third Party becomes aware. The Parties will handle data and information about such adverse events according to the regulatory guidelines of the applicable Regulatory Authority. If Genentech determines it to be appropriate, the Parties will enter into a pharmacovigilance or safety data exchange agreement concerning the procedures and timeframes for reporting safety information related to the Licensed Capsid or Product.
ARTICLE 5Licenses
5.1Co-Exclusive Research License to Genentech. Sangamo hereby grants to Genentech a worldwide, co-exclusive (with Sangamo) right and license under the [*] solely to perform the [*]. The foregoing license will expire upon the earlier of: (a) [*] in accordance with Section 3.1.3 and (b) the expiration of the first-to-expire of the: (i) [*] and (ii) [*]. For clarity, except as set forth in this Section 5.1, Section 5.2 and ARTICLE 6, nothing in this Agreement prohibits Sangamo from Exploiting any STAC-BBB [*] created under the [*] and controlled by Sangamo during the foregoing period or at any time during the Term.
5.2Exclusive License to Genentech. Sangamo hereby grants to Genentech a worldwide, exclusive (even as to Sangamo) right and license, including the right to sublicense through multiple tiers (as set forth in Section 5.3), under the Licensed IP to Exploit Products Directed To Tau or [*], provided however, that the foregoing license will not include rights to (a) any Other Sangamo Capsid or Other Sangamo Payload; (b) any other active pharmaceutical agent or compound proprietary to Sangamo, [*].
5.3Sublicenses. Genentech will have the right to grant sublicenses through multiple tiers under the license set forth in Section 5.2 to its Affiliates and to Third Parties, provided that such sublicenses are (a) subject to and consistent with the terms of this Agreement, including ARTICLE 5 and ARTICLE 9, and (b) Genentech (or its Affiliate) will remain responsible for the Sublicensee’s compliance with the applicable provisions of this Agreement in connection with such performance. Genentech will provide Sangamo with written notice of any executed sublicense agreement with any such Sublicensee no later than [*] days after the execution thereof.
5.4Non-Exclusive License to Sangamo. Subject to the licenses set forth in Sections 5.1 and 5.2 and the obligations set forth in ARTICLE 6, Genentech hereby grants to Sangamo a worldwide, non-exclusive, perpetual, royalty-free license (a) under the [*] solely to Exploit products comprising [*] and (b) under the [*] solely to Exploit products comprising [*]. For clarity, Genentech will not [*].
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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5.5No Additional Licenses. Except as expressly provided in this Agreement, nothing in this Agreement will grant either Party any right, title or interest in and to the Know-How, Patents or other intellectual property rights of the other Party (either expressly or by implication or estoppel).
ARTICLE 6Exclusivity
6.1[*]. During the [*], to the extent permitted by Applicable Law, Sangamo will not, itself or through or with any of its Affiliates, directly or indirectly, (a) research, develop or commercialize any Capsid for use with any Payload Directed To [*], (b) research, develop or commercialize any zinc finger domain or other Payload Directed To [*], or (c) license, authorize, appoint or otherwise enable, any Third Party to conduct any of the activities described in the foregoing (a) or (b). For clarity, Sangamo will not be in breach of the foregoing obligations set forth in this Section 6.1 as a result of its conduct (itself or with or for a Third Party) of general research (i) with respect to any Payload that, at the time of such research, is not known to be Directed To [*], provided that such research is not designed to generate Payloads that are Directed To [*] or (ii) that is not designed to optimize a [*] specifically for use with any Payload Directed To [*].
6.2Tau. During the Tau Exclusivity Period, to the extent permitted by Applicable Law, Sangamo will not, itself or through or with any of its Affiliates, directly or indirectly, (a) research, develop or commercialize any Capsid for use with any Payload Directed To Tau, (b) research, develop or commercialize any zinc finger domain or other Payload Directed To Tau, or (c) license, authorize, appoint or otherwise enable, any Third Party to conduct any of the activities described in the foregoing (a) or (b). For clarity, Sangamo will not be in breach of the foregoing obligations set forth in this Section 6.2 as a result of its conduct (itself or with or for a Third Party) of general research (i) with respect to any Payload that, at the time of such research, is not known to be Directed To Tau, provided that such research is not designed to generate Payloads that are Directed To Tau or (ii) that is not designed to optimize a [*] specifically for use with any Payload Directed to Tau.
6.3Exceptions. If a Third Party becomes an Affiliate of Sangamo after the Effective Date (each, an “Acquisition Affiliate”) and as of the closing date of the transaction in which such Acquisition Affiliate becomes an Affiliate of Sangamo, such Acquisition Affiliate is engaged in activities that, if conducted by Sangamo would cause Sangamo to be in breach of the obligations set forth in Sections 6.1 or 6.2 (such activities of the Acquisition Affiliate, a “Competing Program”), then:
6.3.1if such transaction (a) constitutes a Change in Control of Sangamo or (b) constitutes the acquisition of a Third Party by an Acquirer after a Change in Control of Sangamo, then such Acquisition Affiliate may continue such Competing Program after such Change in Control and such continuation will not constitute a breach of Sangamo’s exclusivity obligations set forth in Sections 6.1 or 6.2, provided that such Acquisition Affiliate conducts such Competing Program independently of the activities of this Agreement (including ensuring that no personnel involved in the Competing Program have
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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access to (i) non-public plans or information relating to the development or commercialization of Products or (ii) Confidential Information of Genentech, in each case of (i) and (ii), except for senior management personnel reviewing and evaluating such plans and information in connection with portfolio decision-making, provided that such senior management personnel are not involved in day-to-day activities for such Competing Program and do not conduct any drug discovery or optimization work for such Competing Program, and segregating all personnel (other than such senior management personnel) conducting activities related to this Agreement from all personnel conducting the Competing Program) and does not use any of the Licensed IP or Sangamo’s proprietary technology *] and
6.3.2if such transaction does not result in a Change in Control of Sangamo, then Sangamo and such Acquisition Affiliate will have [*] from the closing date of such transaction to wind down or complete the Divestiture of such Competing Program and will cease all activities with respect to such Competing Program if it has not completed such Divestiture within such period (it being understood that Sangamo and such Acquisition Affiliate may thereafter continue its efforts to complete Divestiture), and such Acquisition Affiliate’s conduct of such Competing Program during such [*]period will not be deemed a breach of the exclusivity obligations set forth in Sections 6.1 or 6.2; provided that such Acquisition Affiliate conducts such Competing Program during such [*] period independently of the activities of this Agreement (including ensuring that no personnel involved in the Competing Program have access to (i) non-public plans or information relating to the development or commercialization of Products or (ii) Confidential Information of Genentech, in each case of (i) and (ii), except for Sangamo’s senior management personnel reviewing and evaluating such plans and information in connection with portfolio decision-making, provided that such senior management personnel are not involved in day-to-day activities for such Competing Program and do not conduct any drug discovery or optimization work for such Competing Program and segregating all personnel (other than such senior management personnel) conducting activities related to this Agreement from all personnel conducting the Competing Program) and does not use any of the Licensed IP or Sangamo’s proprietary technology or Genentech’s Confidential Information in the conduct of such Competing Program. “Divestiture”, as used in this Section 6.3, means the sale or transfer of all rights to the Competing Program, as applicable, to a Third Party.
6.3.3For clarity, Section 6.3.1 (and not Section 6.3.2) will apply to any Third Party that becomes an Affiliate of an Acquirer after a Change in Control of Sangamo.
ARTICLE 7Financial Terms
7.1Upfront Payment. In consideration of the rights and licenses set forth herein, Genentech will pay to Sangamo a one-time upfront payment of forty million dollars ($40,000,000) no later than [*] after the Effective Date and Genentech’s receipt of an invoice therefor.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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7.2Technology Transfer Completion. Genentech will pay to Sangamo ten million dollars ($10,000,000) no later than [*] after the Tech Transfer Completion Date and Genentech’s receipt of an invoice therefor.
7.3Development Milestones. Genentech will pay Sangamo the milestone payment amounts set forth in the following table in accordance with Section 8.1 following the first achievement of the corresponding milestone event by or on behalf of Genentech, its Affiliate or its Sublicensee:

#	Milestone Event	Milestone Payment Amount
[*]
1	[*]	[*]
[*]
2	[*]	[*]
3	[*]	[*]
4	[*]	[*]
[*]
5	[*]	[*]
6	[*]	[*]
7	[*]	[*]
[*]
8	[*]	[*]
9	[*]	[*]
[*]
10	[*]	[*]
11	[*]	[*]
12	[*]	[*]
[*]
13	[*]	[*]
14	[*]	[*]
15	[*]	[*]

Each milestone payment specified in this Section 7.3 is payable [*]. For the avoidance of doubt, (a) [*], Genentech’s cumulative obligation under this Section 7.3 will in no event exceed [*], (b) [*], (c) [*], and (d) [*]. [*].
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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7.4First Commercial Sale and Marketing Authorization Milestones. Genentech will pay Sangamo the milestone payment amounts set forth in the following table in accordance with Section 8.1 following the first achievement of the corresponding milestone event by or on behalf of Genentech, its Affiliate or its Sublicensee:

#	Milestone Event	Milestone Payment Amount
[*]
16	[*]	[*]
17	[*]	[*]
18	[*]	[*]
19	[*]	[*]
20	[*]	[*]
21	[*]	[*]
[*]
22	[*]	[*]
23	[*]	[*]
24	[*]	[*]
25	[*]	[*]
26	[*]	[*]
27	[*]	[*]
[*]
28	[*]	[*]
29	[*]	[*]
30	[*]	[*]
31	[*]	[*]
32	[*]	[*]
33	[*]	[*]
[*]
34	[*]	[*]
35	[*]	[*]
36	[*]	[*]
37	[*]	[*]
38	[*]	[*]
39	[*]	[*]

Each milestone payment specified in this Section 7.4 is payable [*]. For the avoidance of doubt, (a) [*], (b) [*], (c) [*], and (d) [*]. [*].
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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7.5Skipped Milestones. If a milestone payment listed in Column A of the following table (for purposes of this provision, a “Payable Milestone”) becomes payable before the milestone payment listed in Column B of the same row of the following table (for purposes of this provision, a “Skipped Milestone”) and such Skipped Milestone has not previously been paid, then such Skipped Milestone will become payable at the same time as such Payable Milestone. For clarity, the numbers listed in Column A and Column B of the following table correspond to the numbers listed in the left-most column of the tables in Sections 7.3 and 7.4.

Column A	Column B
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
7.6Annual Net Sales Milestones. Genentech will pay Sangamo the milestone payments set forth in the following table in accordance with Section 8.1 following the first achievement of the corresponding milestone event by or on behalf of Genentech, its Affiliate or its Sublicensee:
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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Milestone Event	Milestone Payment Amount
[*]
[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]
[*]
[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Each milestone payment specified in this Section 7.6 is payable [*]. For the avoidance of doubt, Genentech’s cumulative obligation under this Section 7.6 for (a) [*], (b) [*], (c) [*] and (d) [*].
7.7Royalty Payments. Subject to Section 7.8, during the applicable Royalty Term, Genentech will pay Sangamo, on a Product-by-Product and country-by-country basis, a royalty on Annual Net Sales of such Product in accordance with Section 8.2, at the following rates:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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Annual Net Sales	Royalty Rate
[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Upon expiration of the Royalty Term with respect to a Product in a country, the licenses in Section 5.2 will be fully paid-up, perpetual and irrevocable in respect of that Product in that country. No more than [*] under this Section 7.7 with respect to sales of any one particular Product. For the avoidance of doubt, [*].
7.8Payment Offsets and Reductions.
7.8.1Third Party IP.
(a)Sangamo.
(i)Sangamo will make all payments owed under any agreements entered into by Sangamo with Third Parties (A) prior to the Effective Date that relate to any Product or (B) if failure to enter into such agreement would result in Sangamo’s breach of any representation, warranty or covenant set forth in Section 12.2.1.
(ii)With respect to any intellectual property controlled by Sangamo or its Affiliates pursuant to an agreement other than an agreement with a Third Party referred to in Section 7.8.1(a)(i), notwithstanding anything to the contrary in this Agreement but subject to the remainder of this Section 7.8.1(a)(ii), Sangamo or its Affiliates will not be deemed to Control such intellectual property for the purpose of this Agreement (and Genentech will not receive rights thereunder) unless Genentech agrees in writing to (A) comply with the applicable terms and conditions of such Third Party agreement, and (B) bear all payment obligations thereunder to the extent attributable to the grant of the sublicense to Genentech or the practice of such sublicense by Genentech, its Affiliates or its or their Sublicensees. With respect to the intellectual property described in the foregoing sentence, promptly after Sangamo first obtains access to such intellectual property, Sangamo will provide a description to Genentech thereof, including any payment obligations associated with Genentech obtaining a sublicense thereunder and any other obligations associated with receiving a sublicense under such intellectual property. If Genentech provides Sangamo with written notice that it agrees to comply with the applicable
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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terms and conditions of such Third Party agreement and bear all payment obligations thereunder to the extent attributable to the grant of the sublicense to Genentech or the practice of such sublicense by Genentech, its Affiliates or its or their Sublicensees, then Sangamo or its Affiliate (as applicable) will be deemed to Control such intellectual property for the purpose of this Agreement (and Genentech will receive rights thereunder) and such intellectual property will automatically be included in the Licensed IP upon receipt of such notice.
(b)Genentech. In the event that Genentech (or its Affiliate or Sublicensee hereunder) acquires rights under any intellectual property from a Third Party that are necessary or reasonably useful for the manufacture, use, importation, offer for sale or sale of a Product (including any Third Party intellectual property controlled by Sangamo after the Effective Date and sublicensed to Genentech pursuant to Section 7.8.1(a)(ii)), Genentech may offset any royalty payments due and payable by Genentech to Sangamo pursuant to Section 7.7 in any calendar quarter for such Product by [*] of the amount of the payments paid by Genentech (or its Affiliates or Sublicensees) to such Third Party (or to Sangamo, as applicable) for such rights and to the extent attributable to such Product.
7.8.2No Valid Claim. On a Product-by-Product and country-by-country basis, if during any portion of the Royalty Term for such Product in the country of sale of such Product, no Valid Claim Covers such Product in such country, then the royalty payments that would otherwise be owed and payable pursuant to Section 7.7 with respect to Annual Net Sales of such Product in such country will be reduced by [*].
7.8.3Competitive Products. In any calendar quarter after the Launch Quarter in the applicable country, if the quarterly Net Sales of the applicable Product in such country is less than [*] of the average quarterly Net Sales such Product achieved in such country in the [*]. “Launch Quarter” means (a) [*] or (b) [*].
7.8.4Cumulative Reduction Floor. The royalty reductions in Sections 7.8.1(b), 7.8.2, and 7.8.3 are cumulative, but in no event will the aggregate amount of royalties due to Sangamo for a Product during a calendar quarter be reduced, by reason of Sections 7.8.1(b), 7.8.2, and 7.8.3 to [*]. Genentech [*].
7.8.5[*]
7.9[*]
ARTICLE 8Payment Terms, Reports, Audits
8.1Notice of Milestone Achievement; Timing of Milestone Payments. With respect to each of the milestone events set forth in Sections 7.3 and 7.4, Genentech will inform Sangamo within [*]following the achievement of such event. With respect to each of the milestone events set forth in Section 7.6, Genentech will inform Sangamo within [*] following the end of the calendar quarter during which such achievement of such event occurred. Following such notice,
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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Genentech will pay Sangamo the respective payable milestone payment within [*] of receipt of an invoice from Sangamo with respect thereto.
8.2Timing of Royalty Payments. All royalty payments for a calendar quarter will be due [*] after the end of such calendar quarter.
8.3Royalty Reports. For each calendar quarter for which Genentech has an obligation to make royalty payments pursuant to Section 7.7, such payments will be accompanied by a report that specifies for such calendar quarter the following information on a Product-by-Product basis:
8.3.1the Sales and Net Sales in those countries where the Royalty Term is then in effect, provided that Net Sales will be specified on an aggregate and a country-by-country basis;
8.3.2the applicable royalty rate(s) applied;
8.3.3the total royalties due to Sangamo on such Net Sales;
8.3.4any applicable royalty adjustments, reductions or offsets set forth herein; and
8.3.5the total royalties due to Sangamo on such Net Sales after applying applicable, if any, adjustments, reductions and offsets as set forth herein, including a summary of the current exchange rate methodology used (if applicable).
8.4Invoicing. Sangamo will send invoices under this Agreement to Genentech via e-mail to Genentech’s Alliance Manager and at:
Alliance Manager, Pharma Partnering
Genentech, Inc.
One DNA Way, Mail Stop 53
South San Francisco, CA 94080

or to such other address as Genentech may designate from time to time.
8.5Mode of Payment. All payments hereunder will (unless otherwise specifically set forth in this Agreement) be non-creditable and non-refundable. All payments to Sangamo hereunder will be made in immediately available funds to the account listed below (or such other account as Sangamo will designate before such payment is due):
Account Name:
Sangamo Therapeutics Inc
501 Canal Blvd Ste A100
Richmond CA 94804

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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Bank Details:
[*]

8.6Currency of Payments. All amounts set forth herein (including all payments) will be in United States dollars, unless otherwise expressly provided in this Agreement. Net Sales outside of the United States will be first determined in the currency in which they are earned and will then be converted into an amount in United States dollars as follows: (a) with respect to Sales by or on behalf of Genentech or an Affiliate, using Genentech’s or such Affiliate’s customary and usual conversion procedures, consistently applied and (b) with respect to Sales by or on behalf of a given Sublicensee, using the conversion procedures applicable to payments by such Sublicensee to Genentech for such sales.
8.7Blocked Currency. If, at any time, Applicable Law prevents Genentech (or an Affiliate or Sublicensee) from remitting part or all of any payments when due with respect to any country where a Product is sold, Genentech will continue to provide the reports set forth in Section 8.3 for such payments, and such payments will be deposited in local currency in the relevant country to the credit of Sangamo in a recognized banking institution designated by Sangamo and identified in a written notice given to Genentech.
8.8Taxes. Sangamo will pay all income and revenue taxes levied on account of any payments accruing or made to Sangamo under this Agreement. Except as otherwise provided in this Section 8.8, any payments made under this Agreement are exclusive of any transfer taxes such as sales, use, transfer, documentary, stamp, registration, VAT, goods or service (GST), or similar tax (each, an “Indirect Tax”), which shall be added thereon as applicable. If any Indirect Tax is required with respect to the transactions, payments or the related transfer of rights or other property pursuant to the terms of this Agreement pursuant to Applicable Law, Genentech shall pay such Indirect Tax (and shall indemnify Sangamo for such Indirect Taxes) at the applicable rate with respect to any such payments following the receipt of a valid invoice. If provision is made in Applicable Law of any country for withholding of taxes of any type, levies or other charges with respect to any royalty or other amounts payable under this Agreement to Sangamo, then Genentech will promptly pay such tax, levy or charge for and on behalf of Sangamo to the proper governmental authority and will promptly furnish Sangamo with receipt of payment. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted. Notwithstanding the foregoing, if an action taken by Genentech after the Effective Date (including any assignment of this Agreement, any sublicense of its rights or obligations under this Agreement, any transfer of payment obligations hereunder, or a change in tax residency of Genentech) leads to the imposition of withholding tax liability on payment to Sangamo that would not have been imposed in the absence of such action or an increase in such liability above the liability that would have been imposed in the absence of such action, then the sum payable by Genentech (with respect to which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Sangamo receives a sum equal to the sum it would have received had no such action occurred. Any payments due to Sangamo pursuant to
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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this Section 8.8 shall promptly be paid by Genentech within [*] of receipt of an invoice from Sangamo with respect thereto.
8.9Records; Inspection.
8.9.1Records. Genentech agrees to keep, for [*] from the end of the year of creation, records of all sales of Products for each reporting period in which royalty payments are due, showing sales of Products for Genentech and applicable deductions in sufficient detail to enable the reports provided under Section 8.3 to be verified.
8.9.2Audits. Sangamo will have the right to request that royalty reports provided under Section 8.3 be verified by an independent, certified and internationally recognized public accounting firm selected by Sangamo and reasonably acceptable to Genentech (the “CPA Firm”). Such right to request a verified report will (a) be limited to the [*] period during which Genentech is required to maintain the same pursuant to Section 8.9.1, (b) not be exercised more than once in any calendar year, and (c) not be exercised more than once with respect to records covering any specific period of time. Subject to Section 8.9.3, Genentech will, upon reasonable advance notice and at a mutually agreeable time during its regular business hours, make its records available for inspection by such CPA Firm at such place or places where such records are customarily kept, solely to verify the accuracy of such applicable royalty report(s) and related payments due under this Agreement. The CPA Firm will only state factual findings in the audit reports. The CPA Firm will share all draft audit reports with Genentech before any such draft audit report is shared with Sangamo and before the final document is issued. All final audit reports will be shared with Genentech at the same time that the applicable report is shared with Sangamo.
8.9.3Confidentiality. Prior to any audit under Section 8.9.2, the CPA Firm will enter into a written confidentiality agreement with Genentech that (a) limits the CPA Firm’s use of the Genentech’s records to the verification purpose described in Section 8.9.2; (b) limits the information that the CPA Firm may disclose to Sangamo to the numerical summary of payments due and paid; and (c) prohibits the disclosure of any information contained in such records to any Third Party for any purpose. The Parties agree that all information subject to review under Section 8.9.2 or provided by the CPA Firm to Sangamo is Genentech’s Confidential Information, and Sangamo will not use any such information for any purpose that is not germane to Section 8.9.2.
8.9.4Underpayment; Overpayment. After reviewing the CPA Firm’s final audit report, Genentech will promptly pay any uncontested, understated amounts due to Sangamo. Any overpayment made by Genentech will be promptly refunded or fully creditable against amounts payable in subsequent payment periods, at Genentech’s election. Any audit under Section 8.9.2 will be at Sangamo’s expense; provided, however, Genentech will reimburse reasonable audit fees for a given audit if the results of such audit
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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reveal that Genentech underpaid Sangamo with respect to royalty payments by [*] or more for the audited period.
8.10Late Payments. If any payment due to either Party under this Agreement is not paid when due, then such paying Party will pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [*] (or such other interbank rate acceptable to both Parties), such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.
ARTICLE 9Intellectual Property
9.1Disclosures of IP. During the Term, Genentech will promptly disclose to Sangamo any [*] of which Genentech becomes aware. Until completion of the [*], Sangamo will promptly disclose to Genentech any [*], or [*], of which it becomes aware. During the Term, each Party will promptly disclose to the other Party any Joint IP of which it becomes aware.
9.2IP Committee. Within thirty (30) days following the Effective Date, the Parties will establish a joint intellectual property committee (the “IP Committee”) comprised of at least one patent attorney from each Party (which may include outside counsel). The IP Committee will (a) meet on a quarterly basis (unless the Parties agree on alternate timing) during the Term to coordinate strategic matters related to [*], (b) [*], and (c) [*]. If the IP Committee [*].
9.3Ownership. The determination of whether inventions, discoveries, creations, or works are conceived, reduced to practice or otherwise invented by or on behalf of a Party for purposes of allocating intellectual property rights therein will, for purposes of this Agreement, be made in accordance with the United States patent and copyright laws and other Applicable Laws in the United States.
9.3.1Pre-Existing IP and IP Developed Outside Agreement. Each Party will continue to own any Patents and Know-How that it owned prior to the Effective Date or that it creates or obtains independently of this Agreement.
9.3.2IP Developed under Agreement. Subject to ARTICLE 5, (a) Sangamo will own (i) [*] and (ii) [*], and (b) as between the Parties, ownership of all other inventions, discoveries, creations and works, including Know-How, compositions of matter, articles of manufacture or other subject matter, whether patentable or copyrightable or not, that are first conceived, reduced to practice or otherwise invented in the performance of this Agreement by or on behalf of one or both Parties (and the intellectual property rights therein) will be determined based on inventorship. Notwithstanding Section 10.2.1, [*].
9.4Assignment and Cooperation. The assignments necessary to accomplish the ownership provisions set forth in Section 9.3 are hereby made, and each Party will execute such further documentation as may be necessary or appropriate and provide reasonable assistance and cooperation to implement the provisions of Section 9.3. Without limiting the foregoing, each
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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Party agrees to execute such documents, render such assistance, and take such other action as the other Party may reasonably request, to apply for, register, perfect, confirm, and protect the other Party’s rights in such intellectual property rights (including Patents and Know-How) therein to effect the intent of Section 9.3. Each Party will require, to the extent legally possible under relevant national or local laws, all of its employees, Affiliates and subcontractors to assign to such Party its right, title and interests in any Patents and Know-How conceived, reduced to practice or otherwise invented by such employee, Affiliate or subcontractor (or if assignment is not possible, to otherwise convey rights) and to cooperate with such Party in connection with obtaining Patent protection therefor.
9.5Joint IP. Subject to ARTICLE 5, ARTICLE 6, and ARTICLE 10, each Party has the right to practice, license, sublicense, assign, transfer and otherwise exploit such Party’s interest in the Joint IP (including Patents therein) for any and all purposes on a worldwide basis, without restriction, and without the consent of, and without a duty of accounting to, the other Party. Each Party will grant and hereby does grant all permissions, consents and waivers with respect to, and all licenses under, such Party’s interest in the Joint IP, throughout the world, necessary to provide the other Party with the foregoing rights.
9.6Prosecution and Maintenance.
9.6.1Control.
(a)Licensed Payload Patents and Licensed Product Patents. As between the Parties, [*]. [*].
(b)Licensed Capsid Patents. Sangamo will, at its expense, Prosecute and Maintain the Licensed Capsid Patents [*].
(c)Patents within Joint IP. Except as set forth in Sections 9.6.1(a) and 9.6.1(b), each Party will, at its expense, have the right to control Prosecution and Maintenance of Patents within the Joint IP by providing notice thereof to the other Party, provided that if both Parties desire to control Prosecution and Maintenance for any Patent(s) within the Joint IP, Genentech, at its expense, will have the first right to Prosecute and Maintain such Patent(s). If a Party decides not to Prosecute and Maintain any Patent within the Joint IP that it has the right to Prosecute and Maintain pursuant to this Section 9.6.1(c), such Party will notify the other Party at least forty-five (45) days prior to any relevant deadline or filing or response date, and the other Party will thereupon have the right, but not the obligation, to assume the Prosecution and Maintenance of such Patent at its expense.
(d)Other Patents within Licensed IP. As between the Parties, except as set forth in Sections 9.6.1(a), 9.6.1(b) and 9.6.1(c), Sangamo will, at its expense, have the right to control and make decisions with respect to Prosecution and Maintenance of Patents within the Licensed IP.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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9.6.2Further Acts. At the requesting Party’s expense, each Party will reasonably cooperate with and assist the other in the Prosecution and Maintenance of Patents within the Licensed IP and Joint IP, including making scientists and scientific records reasonably available and using its reasonable efforts to have documents signed as necessary in connection with such Prosecution and Maintenance.
9.6.3Patent Term Restoration. As between the Parties, with respect to each Product, [*].
9.6.4German Statute on Employee Inventions. With respect to any inventions arising under this Agreement that are within the scope of the German Statute on Employee’s Inventions, each Party will claim the unlimited use of any such inventions. Each Party will be responsible for its own compliance with the German Statute on Employee’s Inventions.
9.6.5Trademarks. Genentech will have the sole right to determine and own all Trademarks used on or in connection with a Product (each, a “Product Trademark”) and will, at its sole expense and discretion, procure, maintain, enforce, and defend any such Product Trademarks. [*].
9.7Enforcement; Challenges; Defense of Third Party Infringement Claims.
9.7.1Notice. Each Party will promptly notify the other Party upon learning of any (a) actual or suspected infringement or misappropriation by a Third Party of any Patent within the Licensed IP or Joint IP arising from the exploitation of a product that is Directed To the same Target as a Product and competitive with such Product (each, an “Infringement”) or (b) claim by a Third Party that is developing or commercializing any therapeutic product Directed To the same Target as a Product alleging invalidity, unpatentability (including any Third Party-filed observations, reexaminations, inter partes reviews, and post grant reviews, as well as interferences and derivation proceedings, oppositions and other similar proceedings brought by a Third Party), unenforceability or non-infringement (or non-misappropriation) of any Patent within the Licensed IP or Joint IP that claims a Product (or a component thereof) or the composition of matter, method of use, or method of making the Product (or a component thereof) (each, a “Challenge”). Any certification, notice of allegation, declaration, or similar notice pursuant to a patent listing or patent linkage regulation under Applicable Law or any notice of filing of an abbreviated new drug application or biosimilar application, notice of commercial marketing, or similar notice pursuant to regulations under Applicable Law, in either case, received by either Party from a Third Party for a Product will be deemed an Infringement of the applicable Patent(s).
9.7.2Enforcement.
(a)Control.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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(i)Generally. As between the Parties, (A) [*], and (B) [*], at its sole expense, and to enter into, or permit, the settlement of any such litigation or other enforcement or defense action with respect to any such Infringement.
(ii)Licensed Capsid Patents. Promptly following receipt of any notice regarding Infringement of a Licensed Capsid Patent, the Parties will meet to discuss the appropriate course of action to enforce, defend or otherwise abate such Infringement [*]. Sangamo will have the sole right, but not the obligation, to determine the appropriate course of action, and to take (or otherwise refrain from taking) action to enforce, defend, or control such litigation or other enforcement or defense action with respect to such Infringement, will keep Genentech fully informed of any actions it is taking (or refraining from taking) [*]. If Sangamo elects to not take any steps to abate an Infringement of a Licensed Capsid Patent, Sangamo agrees to notify Genentech. [*].
(b)Cooperation. In any action under Section 9.7.2, the non-controlling Party will cooperate with the Party controlling any such action (as may be reasonably requested by the controlling Party) at the controlling Party’s expense, including, if necessary, by being joined as a party and the Party controlling any such action will keep the other Party regularly updated and informed with respect to any such action, including providing copies of material documents received or filed in connection with any such action.
(c)Settlement. Notwithstanding anything to the contrary in Section 9.7.2(a), the Party controlling any action described in Section 9.7.2 will not settle or consent to an adverse judgment without the express consent of the non-controlling Party (such consent not to be unreasonably withheld or delayed), [*].
(d)Damages. [*]
9.7.3Challenges.
(a)Control.
(i)Generally. [*].
(ii)Licensed Capsid Patents. [*].
(b)Settlement. [*].
(c)Counterclaims. Notwithstanding the foregoing in Section 9.7.3, Section 9.7.3(a) will govern the rights and obligations of the Parties with respect to any counterclaim brought in response to an action to abate an Infringement.
9.7.4Defense of Third Party Infringement Claims. In the event that a claim is brought against either Party alleging the infringement, violation or misappropriation of any Third Party’s intellectual property right based on the Exploitation of any Product(s), the
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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Parties will promptly meet to discuss the defense of such claim, and the Parties will, as appropriate, enter into a joint defense agreement with respect to the common interest privilege protecting communications regarding such claim in a form reasonably acceptable to the Parties.
9.7.5Common Interest Disclosures. With regard to any information or opinions disclosed pursuant to this Agreement by one Party to the other Party regarding intellectual property or technology owned by Third Parties, the Parties agree that they have a common legal interest in determining whether, and to what extent, Third Party intellectual property rights may affect the Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the Products. [*].
ARTICLE 10Confidentiality
10.1Definition of Confidential Information. “Confidential Information” of a Party means the confidential or proprietary information (of whatever kind and in whatever form or medium, including copies thereof) disclosed in any form (whether written, oral, electronic, photographic or otherwise) by or on behalf of such Party (“Disclosing Party”) to, or otherwise accessed by, the other Party (the “Receiving Party”) in connection with this Agreement, whether prior to or during the Term, including Know-How or other information (whether or not patentable) regarding such Party’s research, development plans, designs of Trials, preclinical and clinical data, technology, products, business information or objectives, reports, and audits and other information of the type that is customarily considered to be confidential or proprietary information by entities engaged in activities that are substantially similar to the activities being engaged in by the Parties pursuant to this Agreement, including all proprietary materials as well as data and information associated therewith. Notwithstanding the foregoing and Sections 10.2.1 and 10.2.5, but subject to the exclusions set forth in Sections 10.2.2 through 10.2.4 and 10.2.6, (a) the terms of this Agreement (including the Targets hereunder) will be the Confidential Information of both Parties, (b) during the Term, [*], and (c) [*].
10.2Exclusions Regarding Confidential Information. Notwithstanding anything to the contrary in Section 10.1, Confidential Information of the Disclosing Party will not include information that the Receiving Party can demonstrate with competent written records:
10.2.1was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of receipt by the Receiving Party;
10.2.2was generally available to the public or otherwise part of the public domain at the time of its receipt by the Receiving Party;
10.2.3became generally available to the public or otherwise part of the public domain after its receipt by the Receiving Party other than through any act or omission of such Receiving Party in breach of this Agreement;
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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10.2.4was received by the Receiving Party without an obligation of confidentiality and non-use from a Third Party, who had no obligation of confidentiality and non-use regarding such information;
10.2.5was independently developed by or for the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party; or
10.2.6was released from the restrictions set forth in this ARTICLE 10 by express prior written consent of the Disclosing Party.
10.2.7Specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information will not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.
10.3Non-Use and Non-Disclosure of Confidential Information. During the Term, and for a period of [*] thereafter, a Party will (a) except to the extent expressly permitted by this Agreement or otherwise agreed to in writing, keep confidential and not disclose to any Third Party or use for any other purpose any Confidential Information of the other Party; and (b) take reasonable precautions to protect the Confidential Information of the other Party from unauthorized use or disclosure (including all precautions a Party employs with respect to its own confidential information of a similar nature and taking reasonable precautions designed to assure that no unauthorized use or disclosure is made by others to whom access to the Confidential Information of the Party is granted). [*].
10.4Authorized Disclosures of Confidential Information. A Receiving Party may use and disclose the Confidential Information of the Disclosing Party as follows:
10.4.1to the extent required by Applicable Law provided that the Receiving Party (a) if permitted by Applicable Law, uses all reasonable efforts to inform the Disclosing Party prior to making any such disclosures and reasonably cooperates with the Disclosing Party in seeking a protective order or other appropriate remedy (including redaction) and (b) whenever possible, requests confidential treatment of such Confidential Information;
10.4.2as necessary or reasonably useful to exercise its rights or fulfill its obligations under this Agreement;
10.4.3to the extent such use and disclosure is reasonably required in the Prosecution and Maintenance of a Patent claiming or describing any Know-How within the Licensed IP in accordance with this Agreement;
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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10.4.4as reasonably necessary to obtain or maintain any Regulatory Approval, including to conduct preclinical studies and Trials, consult with Regulatory Authorities for guidance and feedback, and for pricing approvals, for any Product, provided, that, the Receiving Party will take all reasonable steps to limit disclosure of the Confidential Information outside such Regulatory Authority and to otherwise maintain the confidentiality of the Confidential Information; or
10.4.5to the extent necessary, to its board members, Sublicensees, collaborators, vendors, consultants, agents, attorneys, accountants, contractors and clinicians under written agreements of confidentiality at least as restrictive as those set forth in this Agreement and who have a need to know such information in connection with the Receiving Party performing its obligations, exercising its licenses or other rights under this Agreement or as required under Applicable Law. Further, the Receiving Party may disclose Confidential Information to existing or bona fide potential acquirers, merger partners, permitted collaborators, sublicensees and sources of financing or to professional advisors (e.g. attorneys, accountants and prospective investment bankers) for the limited purpose of evaluating a transaction, collaboration or sublicense with the Receiving Party, provided that such disclosures are limited to only such information that is strictly necessary for such purpose and are made under a written agreement by those permitted individuals to maintain such Confidential Information in strict confidence. Each Receiving Party will remain liable for the breach of this Agreement by the permitted recipients in this Section 10.4.5 as if such breach were by the Receiving Party itself.
Notwithstanding the foregoing, Sections 10.4.2 through 10.4.5 [*].
10.5Termination of Prior Agreements. As of the Effective Date, as between the Parties, this Agreement supersedes the Non-Disclosure Agreement. Disclosures of Confidential Information (as defined in the Non-Disclosure Agreement) made prior to the Effective Date pursuant to the Non-Disclosure Agreement will be subject to the provisions of this ARTICLE 10 and such Confidential Information will be treated as the Confidential Information of the Party that disclosed such information pursuant to such prior Non-Disclosure Agreement. Each Party will remain liable for its breach, if any, of the Non-Disclosure Agreement that occurred prior to the Effective Date.
10.6Residuals. Notwithstanding anything to the contrary herein, except for [*] and is not subject to the exclusions set forth in Sections 10.2.2 through 10.2.6, and subject to ARTICLE 6, each Party and its Affiliates may use Residuals for any and all research purposes. “Residuals” means Know-How or other Confidential Information of a Disclosing Party that is retained in the unaided memory of a Receiving Party’s (or any of its Affiliate’s) employees, consultants, or agents.
10.7No License. As between the Parties, Confidential Information disclosed hereunder will remain the property of the Disclosing Party, except as expressly set forth in this Agreement. Disclosure of Confidential Information to the other Party will not constitute any grant, option or
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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license to the other Party, beyond those licenses expressly granted under Sections 5.1, 5.2, and 5.4 under any Patent, Know-How, or other rights now or hereinafter held by the Disclosing Party.
10.8Information Security Incident.
10.8.1Notification. A Party will provide to the other Party written notice within [*] of such Party’s confirmation of any unauthorized use, unauthorized disclosure, corruption (including ransomware attack), or loss or other misuse of, or unauthorized access to, with respect to the other Party’s Confidential Information (each such incident, an “Information Security Incident”). Information Security Incidents will not include unsuccessful attempts or activities that do not compromise the security of the applicable Confidential Information, including unsuccessful log-in attempts, pings, port scans, denial of service attacks, or other network attacks on firewalls or networked systems. Such notice will describe in reasonable detail the Information Security Incident, including the other Party’s Confidential Information impacted, the extent of such impact and any corrective action taken or to be taken by such Party. In addition, if a Party reasonably suspects (even if it has not confirmed) that an actual or attempted Information Security Incident has occurred with respect to the other Party’s Confidential Information, then such Party will promptly notify the other Party of such suspected actual or attempted Information Security Incident.
10.8.2Non-Disclosure. Except to the extent required by Applicable Law, neither Party will disclose any information related to an actual or suspected Information Security Incident of the other Party’s Confidential Information to any Third Party without the other Party’s prior written consent.
ARTICLE 11Press Releases and Publications
11.1Initial Press Release. Following the Effective Date, Sangamo may issue a press release concerning the execution of this Agreement in the form attached hereto as Exhibit 11.1. Any response to media inquiries or inquiries by Third Parties after issuance of the initial press release will consist solely of the content of the initial press release or conform with response guidelines mutually agreed to by the Parties prior to any such response.
11.2Subsequent Releases. Following the initial press release by Sangamo announcing the Agreement described in Section 11.1, (a) Genentech may issue press releases, presentations, interviews, campaigns, or other public announcements concerning this Agreement, the subject matter hereof, or the research, development, manufacturing or commercial results of the Licensed Payloads or Products hereunder (a “Release”), without Sangamo’s prior written consent, unless such Release includes reference to Sangamo by name or discloses Sangamo’s Confidential Information, and (b) except as permitted under Section 11.3 or 11.4, Sangamo may not issue any Release, without Genentech’s prior written consent, provided that Sangamo may, without Genentech’s prior written consent, issue any Release that (i) relates to the Licensed
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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Capsids or Sangamo’s proprietary platform technologies (including the AAV capsid discovery platform referred to as SIFTER, modular integrase technology referred to as MINT and zinc finger technologies generally that do not specifically relate to a Licensed Payload) and (ii) does not specifically relate to a Target, Licensed Payload or a Product. For any Release that requires consent of the other Party, the issuing Party will provide a draft of such Release to the other Party for its review at least [*] prior to the intended date of issuance of such Release. For any Release that does not require consent of the other Party (including any Release permitted under Section 11.3), the issuing Party will provide notice of such Release to the other Party reasonably prior to the intended date of issuance of such Release or, if prior notice is impracticable, soon after such issuance.
11.3Approved Releases. If a Release requires consent pursuant to Section 11.2, after consent has been given, either Party may make subsequent public disclosure of the contents of such Release (or the Release issued pursuant to Section 11.1) without the further approval of the other Party, provided that such information remains accurate as of such time and is not presented with any new data or information or conclusions or in a form or manner that materially alters the subject matter therein or would be misleading.
11.4Releases Required by Applicable Law. Each Party may issue any Release it is required to issue by Applicable Law, provided that if Applicable Law requires the issuing Party to disclose any of the other Party’s Confidential Information in such Release, the Party issuing such Release will (a) to the extent permitted by Applicable Law, use reasonable efforts to inform the other Party no less than [*] prior to making any such Release to permit such other Party the opportunity to seek to obtain a protective order or other confidential treatment preventing or limiting the required disclosure, and (b) disclose only such Confidential Information of the other Party that it is advised by counsel is legally required to be disclosed in such Release. To the extent such other Party seeks to obtain a protective order or other confidential treatment to prevent or limit the required disclosure, the issuing Party will reasonably assist such other Party (unless prohibited by Applicable Law), but will not be required to delay such Release beyond the requirements of Applicable Law.
11.5Filing of Agreement. A Party may disclose this Agreement in securities filings with the US Securities Exchange Commission or equivalent foreign agency to the extent required by Applicable Law (including relevant rules of a security exchange on which the securities of the filing Party or its Affiliate are listed). In such event, the filing Party will, at the request of the other Party, seek confidential treatment of portions of this Agreement from the applicable governmental agency and will provide such other Party with the opportunity, for no less than [*] before the date of the proposed filing, to review and comment on any such proposed filing of this Agreement, and will thereafter provide reasonable advance notice and opportunity for comment on any subsequent changes to such filing. [*].
11.6Publications. Genentech, its Affiliates, and its and their Sublicensees will have the right, without Sangamo’s review or consent, to publish or disclose papers, abstracts, or written or oral presentations regarding activities under this Agreement (each, a “Publication”). Notwithstanding
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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the foregoing, with respect to any Publication by Genentech, its Affiliates, or its or their Sublicensees that includes Product Information that is then Confidential Information or Sangamo’s Confidential Information, Genentech will submit to Sangamo such proposed Publication at least [*] ([*] for abstracts) prior to the date of submission for publication or the date of presentation, as applicable, and Sangamo may review such Product Information and Sangamo’s Confidential Information in such proposed Publication and respond to Genentech as soon as reasonably possible, but in any case, within [*] ([*] for abstracts) of receipt thereof. If Sangamo fails to respond within the time limits specified in this Section 11.6, such proposed Publication will be deemed approved. As requested by Sangamo within the time limits specified in this Section 11.6, Genentech will (a) delete from such proposed Publication any of Sangamo’s Confidential Information or (b) delay the date of such submission for publication or the date of such presentation, as applicable, for a period of time sufficiently long (but in no event longer than [*] to permit Sangamo to seek appropriate Patent protection of its rights in the Confidential Information to be disclosed therein. After a Publication of Product Information or Sangamo Confidential Information has been approved by Sangamo or deemed approved, Genentech may make subsequent public disclosure of the contents of such Publication without the further review or approval of Sangamo. Except as expressly permitted by this Agreement, Sangamo and its Affiliates will not make any Publication or other public disclosures regarding any Licensed Payload, Product controlled by Genentech, Product Information or any other Genentech Confidential Information without Genentech’s prior written consent.
11.7Use of Names. Except as expressly provided herein and to the extent that such use is not inconsistent with prior public disclosures or presentations, no right, express or implied, is granted by this Agreement to use in any manner the name of a Party or its Affiliates (i.e., “Sangamo” or “Genentech” or “Roche”, as applicable) or any Trademark of the other Party in connection with the performance of this Agreement, except to the extent required by Applicable Law. Notwithstanding the foregoing, Sangamo will be permitted to include the name or Genentech-approved version of Genentech’s corporate logo in connection with the description of this Agreement on Sangamo’s corporate website and investor presentations, in each case, solely for the purpose of identifying Genentech as a licensee and subject to Genentech’s review and approval (not to be unreasonably withheld or delayed) that Sangamo’s proposed use complies with Genentech’s written branding guidelines with respect to the use of such name, trademark or logo and such use only contains accurate and non-misleading factual statements regarding the Parties’ relationship. Genentech may reasonably request from time to time samples of the documents or other materials, or screen shots of the websites, containing Sangamo’s use of Genentech’s name, trademarks or logo to ensure compliance with Genentech’s written branding guidelines and the terms of this Section 11.7, and Sangamo will promptly comply with such reasonable requests.
ARTICLE 12Representations, Warranties and Covenants
12.1Mutual Representations, Warranties, and Covenants. Each Party represents, warrants, and covenants, as applicable, to the other Party the following:
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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12.1.1Authority. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.
12.1.2Enforceability. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, or (b) laws governing specific performance, injunctive relief and other equitable remedies.
12.1.3No Conflict. The execution, delivery and performance of this Agreement and all instruments and documents to be delivered by such Party hereunder (a) does not conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law of any governmental authority having jurisdiction over such Party, (b) have been duly authorized by all necessary or proper corporate action, (c) are not in contravention of any provision of the organizational documents of such Party, and (d) to the knowledge of such Party, will not violate Applicable Law or any order or decree of any court of governmental instrumentality.
12.1.4Protection of Confidential Information. It follows reasonable commercial practices common in the industry to protect its proprietary and confidential information, including requiring its officers, employees, contractors, consultants, and agents to be bound in writing by obligations of confidentiality and non-disclosure, and requiring its officers, employees, contractors, consultants, and agents to assign to it any and all inventions, discoveries, creations or works conceived, reduced to practice or otherwise invented by such officers, employees, contractors, consultants, or agents within the scope of and during their employment or in the course of providing services for such Party, as applicable, and only disclosing proprietary and confidential information to Third Parties pursuant to written confidential and non-disclosure agreements.
12.1.5Compliance with Applicable Law. In fulfilling its obligations under this Agreement, it will comply with all Applicable Law.
12.1.6No Debarment. Neither such Party nor any of its Affiliates have used or will use in any capacity, in connection with the preclinical or clinical development activities performed or to be performed under this Agreement, any individual or entity that has been debarred pursuant to Section 306 of the US Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. Such Party agrees to inform the other Party in writing immediately if it becomes aware that it or any individual or entity that is performing any such activity by or on behalf of such Party hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit,
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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claim, investigation, or legal or administrative proceeding is pending or is threatened in writing, relating to the debarment or conviction of such Party or any individual or entity that is performing any such activity by or on behalf of such Party hereunder.
12.2Sangamo Representations, Warranties, and Covenants. Sangamo, on behalf of itself and each of its Affiliates, hereby represents and warrants to Genentech, as of the Effective Date, and covenants, as applicable, the following:
12.2.1Intellectual Property
(a)Complete Lists. [*]
(b)Right to Grant Licenses. Sangamo has the lawful right and authority to grant the licenses set forth in Sections 5.1 and 5.2. Sangamo has not granted, and will not grant during the Term, any right, license or interest in or to the Licensed IP or [*] or any portion thereof that is inconsistent with the rights granted to Genentech herein.
(c)[*].
(d)No Encumbrances. The Licensed IP is, and will be for the duration of the Term, free and clear of all liens, claims, security interests, licenses, covenants not to sue, or other encumbrances of any kind that would interfere, or the exercise of which would interfere, with Genentech exercising any of the licenses or other rights granted to it hereunder. As of the date of transfer to Genentech, Sangamo Controls all Know-How and materials transferred by or on behalf of Sangamo to Genentech pursuant to the Technology Transfer, free and clear of all liens, claims, security interests, licenses, covenants not to sue, or other encumbrances of any kind that would interfere, or the exercise of which would interfere, with Genentech exercising any of the licenses or other rights granted to it hereunder.
(e)No Infringement or Misappropriation. As of the Effective Date, Sangamo and its Affiliates have not received any written notice, and have no actual knowledge, of any claim that any Patent or Know-How owned or controlled by a Third Party has been or would be infringed or misappropriated by the Exploitation of any Licensed Payload, Licensed Capsid or Product, or by the performance [*]. To the best of Sangamo’s actual knowledge as of the Effective Date (without any obligation to perform any freedom-to-operate analyses), the [*], Licensed Capsids or Products by Genentech as contemplated under this Agreement does not and will not infringe any issued Patent of any Third Party.
(f)No Knowledge of Invalidity or Unenforceability. Neither Sangamo nor any of its Affiliates (i) have any knowledge or information that could render invalid or unenforceable any claims that are in any Patents within the Licensed IP or (ii) has any knowledge of any inventorship disputes concerning any Patents within the Licensed IP. All filing and renewal fees payable with respect to the Patents within the Licensed IP have been timely paid.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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(g)Inventor Assignment. All current and former officers, employees, contractors, consultants, and agents of Sangamo of any of its Affiliates, in each case, who are inventors of, or have otherwise contributed in a material manner to the creation or development of, or will contribute to the creation or development of, any part of the Licensed Capsid, Licensed Payload, Product or any invention claimed in the Patents within the Licensed IP existing at the Effective Date, have executed and delivered to Sangamo an assignment or other agreement regarding the protection of proprietary information and the assignment of their entire rights, title, and interest in and to any such inventions to Sangamo. With respect to each of the Patents within the Licensed IP (i) all inventors of such Patents are correctly identified, (ii) such Patents have been timely and duly filed in such a manner as to perfect title and preserve priority entitlement, including by virtue of assignment documents associated with each priority filing, and (iii) no current officer, employee, contractor, consultant, or agent of Sangamo or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of such Patents or any other intellectual property or proprietary information of Sangamo or the applicable Affiliate.
(h)No Governmental Authority Funding. No portion of any Licensed IP or [*] existing as of the Effective Date was developed, and no portion of any Licensed IP or [*] not existing as of the Effective Date will be developed, in each case, using funding from any governmental authority, whether directly or indirectly.
(i)No Prior Consent Required. Sangamo has the lawful right to grant Genentech the rights and licenses described in this Agreement without the prior consent or approval of any Third Party (including any governmental authority or Regulatory Authority), and none of the Licensed IP existing as of the Effective Date is subject to any right of any Regulatory Authority to grant a license to or assign all or any portion of such Licensed IP to any Third Party.
(j)Existing Third Party Agreements. As of the Effective Date, there is no agreement with any Third Party pursuant to which Sangamo in-licensed any Patent within the Licensed IP or [*].
12.2.2Disclosure.
(a)Pre-Clinical Data. As of the Effective Date, Sangamo has disclosed to Genentech, the results of all material pre-clinical testing of Licensed Payloads, Licensed Capsids and Products in its possession or control.
(b)Material Information. As of the Effective Date, Sangamo has not withheld any material information in its possession from Genentech in response to Genentech’s reasonable inquiries in connection with its due diligence process relating to any Licensed Payload, Licensed Capsid or Product.
(c)No False Statements. Neither Sangamo nor any of its Affiliates, nor any of its or their respective officers, employees, or agents has (i) made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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to any Licensed Payload, Licensed Capsid or Product, (ii) failed to disclose a material fact required to be disclosed to any such Regulatory Authority with respect to any Licensed Payload, Licensed Capsid or Product, or (iii) committed an act, made a statement, or failed to make a statement with respect to any Licensed Payload, Licensed Capsid or Product that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies.
12.2.3Miscellaneous.
(a)No Claims. [*], judicial or legal, administrative or other proceedings or governmental investigations pending or threatened in writing against Sangamo or any of its Affiliates which would be reasonably expected to adversely affect or restrict the ability of Sangamo to consummate this Agreement or the activities contemplated herein.
(b)No Authorizations Required. No government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is necessary for the consummation of the transactions contemplated by this Agreement or for the performance by it of its obligations under this Agreement (including, the grant of the rights to Genentech hereunder).
12.3No Other Representations, Warranties, or Covenants. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
ARTICLE 13Indemnification, Limitation of Liability, Insurance
13.1Indemnification by Sangamo. Subject to Section 13.3, Sangamo will indemnify, defend and hold each of Genentech, its Affiliates and their respective directors, officers, and employees, and the successors and assigns of any of the foregoing, harmless from and against any and all liabilities, damages, settlements, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation) (collectively, “Loss” or “Losses”) as a result of any Third Party claims, suits, actions, demands or judgments (“Third Party Claims”) arising out of (a) breach by Sangamo of any provision under this Agreement, (b) the gross negligence or willful misconduct on the part of Sangamo or its Affiliates or their respective directors, officers, employees, and agents in connection with this Agreement, (c) the research or development of any Licensed Payload, Licensed Capsid or Product by or on behalf of Sangamo prior to the Effective Date, or (d) the Exploitation of Terminated Products by or on behalf of Sangamo, its Affiliates or sublicensees following termination of this Agreement, except, in each
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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case, for those Losses for which Genentech has an obligation to indemnify Sangamo pursuant to Section 13.2, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.
13.2Indemnification by Genentech. Subject to Section 13.3, Genentech will indemnify, defend and hold each of Sangamo, its Affiliates and their respective directors, officers, and employees, and the successors and assigns of any of the foregoing, harmless from and against any and all Losses as a result of any Third Party Claims arising out of (a) breach by Genentech of any provision under this Agreement, (b) the gross negligence or willful misconduct on the part of Genentech or its Affiliates or their respective directors, officers, employees, and agents in connection with this Agreement or (c) the Exploitation of any Licensed Capsid, Licensed Payload or Product by or on behalf of Genentech, its Affiliates or Sublicensees hereunder, except, in each case, for those Losses for which Sangamo has an obligation to indemnify Genentech pursuant to Section 13.1, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.
13.3Procedure. If a Party intends to claim indemnification under this Agreement (the “Indemnitee”), it will promptly notify the other Party (the “Indemnitor”) of such alleged Loss. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, to the extent prejudicial to its ability to defend such action, will relieve the Indemnitor of any obligation to the Indemnitee under this ARTICLE 13 with regard to such action. Only Genentech and Sangamo may claim indemnity under this Agreement (on its own behalf or on behalf of its Indemnitees), and other Indemnitees may not directly claim indemnity hereunder. The Indemnitor will have the right to control the defense thereof with counsel of its choice and reasonably acceptable to Indemnitee. Any Indemnitee will have the right to retain its own counsel at its own expense for any reason. The Indemnitee, its employees, agents and other Indemnitees, will reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any Third Party Claims covered by this Agreement. The obligations of this ARTICLE 13 will not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. The Indemnitor will not, without the written consent of the Indemnitee, effect any settlement of any Third Party Claims, unless such settlement is solely for monetary damages and includes an unconditional release of the Indemnitee from all liability on claims that are the subject matter of such proceeding.
13.4Insurance. During the Term and for three (3) years thereafter, each Party will maintain commercial general liability insurance (a) combined single limit for bodily injury and property damage liability, in the minimum amount per occurrence of [*] all commencing as of the Effective Date; provided, however, Genentech has the right, in its sole discretion, to self-insure, in part or in whole, for any such coverage. The insurance policies for such coverage will be an occurrence form, but if only a claims made form is available to a Party, such Party will maintain such coverage for at least three (3) years after the later of (i) termination or expiration of this Agreement or (ii) such Party having no further obligations under this Agreement. Insurance coverage will be maintained with an insurance company or companies having an A.M. Best’s
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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rating (or its equivalent) of A-VII or better. On written request, Sangamo will provide to Genentech certificates of insurance evidencing the insurance coverage required under this Section 13.4. Each Party agrees to waive its right of subrogation with respect to workers’ compensation claims. The limits of a Party’s insurance or self-insurance coverage will not limit the Party’s liability, including under the indemnification provisions of this Agreement.
13.5Limitation of Damages. IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, TREBLE OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT IN RESPECT OF (A) THE INDEMNIFICATION OBLIGATION OF SUCH PARTY IN RESPECT OF THIRD PARTY CLAIMS UNDER THE PROVISIONS OF THIS ARTICLE 13, (B) DAMAGES AVAILABLE FOR BREACH OF ARTICLE 10 OR ARTICLE 11, OR (C) LIABILITY IN THE CASE OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD BY A PARTY.
ARTICLE 14Term, Termination
14.1Term. This Agreement will commence on the Effective Date and, unless earlier terminated in accordance herewith, will continue in full force and effect, on a country-by-country and Product-by-Product basis, until the date when there is no remaining royalty payment obligation in such country with respect to such Product (such period, the “Term”), at which time this Agreement will expire with respect to such Product in such country.
14.2Termination by Either Party for Material Breach. Either Party may terminate this Agreement in its entirety, or with respect to a particular Product or Target, by written notice to the other Party for any material breach of this Agreement by the other Party if such material breach is not cured within [*] after the breaching Party receives written notice of such material breach from the non-breaching Party (such period, the “Cure Period”), provided that if such material breach is not capable of being cured within the Cure Period, the Cure Period will be extended for such amount of time that the Parties may agree in writing is reasonably necessary to cure such material breach, so long as (a) the breaching Party is making diligent efforts to cure such breach, and (b) the Parties agree on an extension within such [*] period. Notwithstanding anything to the contrary herein, if the allegedly breaching Party in good faith either disputes (i) whether a breach is material or has occurred or (ii) the alleged failure to cure such material breach, and provides written notice of that dispute to the other Party within the Cure Period, then the matter will be addressed under the dispute resolution provisions in ARTICLE 15, and the Party alleging material breach may not so terminate this Agreement (in whole or in part) until it has been determined under ARTICLE 15 that the allegedly materially breaching Party is in material breach of this Agreement, and such breaching Party further fails to cure such breach within [*] after the conclusion of such dispute resolution procedure. For clarity, where an uncured material breach is related solely to a particular Product or Target, any termination
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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hereunder will be limited to terminating the Agreement solely with respect to that Product or Target and not to any other Product or Target or this Agreement in its entirety.
14.3Termination by Either Party for Insolvency. Either Party may terminate this Agreement effective on written notice to the other Party upon the liquidation, dissolution, winding-up, insolvency proceeding, bankruptcy, or filing of any petition therefor, appointment of a receiver, custodian, trustee, or any other similar proceeding by or of the other Party where such petition, appointment or similar proceeding is not dismissed or vacated within [*] following the filing thereof. All rights and licenses granted pursuant to this Agreement are, for purposes of Section 365(n) of Title 11 of the US Code or any foreign equivalents thereof (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11. Each Party in its capacity as a licensor hereunder, as applicable, agrees that, unless this Agreement is terminated, in the event of the commencement of bankruptcy proceedings by or against such bankrupt Party under Title 11, (a) the other Party, in its capacity as a licensee of rights under this Agreement, will retain and may fully exercise all of such licensed rights under this Agreement and all of its rights and elections under Title 11 and (b) the other Party will be entitled to a complete duplicate of all embodiments of the licensed intellectual property (including physical embodiments and embodiments comprising data, lab notebooks, methods, or protocols, and all data within the Licensed IP), and such embodiments, if not already in possession of the other Party, will be promptly delivered to the other Party (i) upon any such commencement of a bankruptcy proceeding, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under the immediately preceding clause (i), immediately upon the rejection of this Agreement by or on behalf of the bankrupt Party.
14.4Elective Termination by Genentech. Genentech will have the right to terminate this Agreement, in its entirety or on a Product-by-Product, Region-by-Region or Target-by-Target basis, in its sole discretion, at any time by providing written notice to Sangamo. Such termination will be effective [*] after Sangamo’s receipt of such notice, except that with respect to any Two-Component Product (that is not a Combination Product) with which a patient has been dosed in a Phase 1 Trial prior to the date of such notice, such termination will be effective with respect to such Two-Component Product one [*] after Sangamo’s receipt of such notice. For clarity, Genentech may terminate this Agreement under this Section 14.4 with respect to a particular Product in a particular Region.
14.5Accrued Rights and Obligations. Expiration or termination of this Agreement for any reason will not release either Party from any liability which, as of the effective date of such expiration or termination, had already accrued to the other Party or which is attributable to a period prior to such expiration or termination, nor preclude either Party from pursuing any rights or remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to the effective date of such expiration or termination.
14.6Effects of Termination by Sangamo for Material Breach or Insolvency or Elective Termination by Genentech. Upon termination of this Agreement by Sangamo in its entirety or with respect to a particular Product or Target pursuant to Sections 14.2 or 14.3, as applicable, or
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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Genentech’s termination of this Agreement in its entirety or with respect to a particular Product, Region or Target pursuant to Section 14.4, the following provisions will apply to any Product(s), Region(s) or Target(s) affected by such termination:
14.6.1Termination of Licenses. Except for the activities expressly provided in Sections 14.6.2, 14.6.3, and 14.6.6, all licenses set forth in Section 5.1 and 5.2 will terminate solely with respect to such Product(s), Region(s), or Target(s), as applicable, on the effective date of termination.
14.6.2Wind-Down; Continued Activities. In the event of termination of this Agreement, notwithstanding the provision of a Continuation Election Notice, as of the date of notice of termination, Genentech will (a) have the right, at its cost and discretion, to wind-down, cancel, or complete all ongoing obligations relating to or arising from the terminated aspects of this Agreement and terminate any related agreements with Third Parties and (b) not be obligated to initiate any new activities under the terminated aspects of this Agreement. Notwithstanding anything to the contrary in this Agreement, Genentech will have the right to continue, complete, amend, or wind-down any ongoing Trials relating to any such Product(s) (including any Terminated Product(s)) for which Genentech remains the Trial sponsor or is otherwise the responsible party with respect to any Regulatory Authority, on a timeline and in a manner elected by Genentech in its reasonable direction, taking into account legal, regulatory, patient safety, and ethical considerations, and Genentech shall remain responsible for all obligations and liabilities arising out of the continuation, completion, amendment or wind-down of any such ongoing Trials.
14.6.3Inventory. Except to the extent requested in an applicable Continuation Election Notice provided in accordance with Section 14.6.5, upon termination of this Agreement, Genentech, its Affiliates and Sublicensees will have the right to sell or otherwise dispose of all inventory of all Product(s) affected by such termination (including, if this Agreement is terminated solely with respect to a Region(s), in such terminated Region(s)) then in stock for [*] (or such longer period as may be agreed to by the Parties), subject to the applicable royalty payments due under Section 7.7 (as may be adjusted in accordance with Section 7.8), and Sangamo covenants not to sue Genentech, its Affiliates or Sublicensees for infringement under any of the Patents that were licensed by Sangamo to Genentech under this Agreement or that are licensed by Genentech to Sangamo under Section 14.6.6(h), solely with respect to such activities conducted by Genentech, its Affiliates, or Sublicensees pursuant to this Section 14.6.3.
14.6.4Continuation of Sublicenses. In the event of termination of this Agreement by Sangamo pursuant to Sections 14.2 or 14.3, any then-existing, sublicense granted by Genentech under this Agreement will continue in full force and effect, provided that if the applicable termination was pursuant to Section 14.2, (a) the Sublicensee did not cause the uncured material breach that gave rise to such termination and (b) the Sublicensee agrees to be bound by all terms and conditions of this Agreement that are applicable to such
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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Sublicensee including remitting directly to Sangamo all payments and other obligations due to Sangamo related to such sublicense.
14.6.5Continuation Election. Within [*] of the date of notice of termination, provided that such thirty (30) day period will be stayed pending resolution of any dispute related to whether the terminating Party has the right to terminate this Agreement, Genentech will provide Sangamo a summary report of the status of material, ongoing activities for the development, manufacture, and commercialization of any such Product(s) that are Terminated Product(s) conducted by or on behalf of Genentech, its Affiliates, and Sublicensees (collectively, the “Continuation Election Report”), provided that if Genentech terminates this Agreement solely with respect to a Product in a particular Region(s), the Continuation Election Report will provide a report of such activities only in the terminated Region(s). If Sangamo wishes to assume and continue any such development, manufacture, and commercialization activities, then within [*]of receipt of the Continuation Election Report, Sangamo will provide Genentech written notice of its intention, including a detailed list of the activities that Sangamo wishes to assume and continue and the documents and materials that Sangamo wishes for Genentech to transfer consistent with Section 14.6.6 (such notice, the “Continuation Election Notice”). Upon Genentech’s timely receipt of the Continuation Election Notice, the Parties will conduct the activities described in Section 14.6.6. [*].
14.6.6Transfer of Terminated Product. If Genentech timely receives the Continuation Election Notice with respect to any Terminated Product(s), then:
(a)Regulatory Documentation. Effective as of the effective date of termination of this Agreement or promptly thereafter, to the extent requested in the applicable Continuation Election Notice, Genentech will assign to Sangamo all Regulatory Approvals solely relating to the Terminated Product(s) (solely in the affected Region, if this Agreement is terminated solely with respect to a Region) to the extent permitted under Applicable Law. [*].
(b)Regulatory and Clinical Documents. On or prior to the effective date of termination of this Agreement, to the extent requested in the applicable Continuation Election Notice, Genentech will electronically transfer a copy of all final Trial reports for the Terminated Product(s) and all material correspondence with Regulatory Authorities (solely with Regulatory Authorities in the affected Region, if this Agreement is terminated solely with respect to a Region) solely relating to the Terminated Product(s) to Sangamo. For clarity, [*].
(c)Drug Safety Databases. Effective as of the effective date of termination of this Agreement, or if not practicable, within a reasonable period of time following the effective date of termination, to the extent requested in the applicable Continuation Election Notice, Genentech will assign and transfer to Sangamo all global drug safety databases for the Terminated Product(s), provided, however, that if this Agreement is terminated only with respect to certain Region(s), Genentech will retain the global safety database for the Terminated Product(s) and the Parties will enter into a pharmacovigilance or safety data exchange agreement
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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concerning the procedures and timeframes for reporting safety information related to any Product(s) affected by such termination if Genentech determines it to be appropriate. Notwithstanding the foregoing, [*].
(d)Third Party Agreements. Effective as of the effective date of termination of this Agreement, with respect to any Terminated Product(s) for which termination of this Agreement is not limited to particular Region(s), for any clinical or manufacturing agreement between Genentech and a Third Party that Sangamo requests to assume in the Continuation Election Notice relating to such Terminated Product, Genentech will assign to Sangamo the applicable agreement(s), to the extent Genentech is permitted to do so under such agreement(s) without additional consideration or undue burden. If Genentech is unable to assign any such agreement or if the termination of this Agreement with respect to such Terminated Product is limited to a particular Region(s), Genentech will use reasonable efforts to facilitate an introduction between Sangamo and the applicable Third Party for Sangamo to enter into its own agreement with such Third Party.
(e)Product Trademarks. Effective as of the effective date of termination of this Agreement, to the extent requested in the applicable Continuation Election Notice, Genentech will assign to Sangamo all of Genentech’s and its Affiliates’ rights, title, and interests in and to any Product Trademark(s) for the Terminated Product(s) in the terminated Region(s), provided that Genentech will in no event be obligated to assign any house marks of Genentech or its Affiliates.
(f)Inventory. On or promptly following the effective date of termination of this Agreement, to the extent requested in the applicable Continuation Election Notice, Genentech will transfer to Sangamo all then-existing and available inventory of the Terminated Product (except if such termination is limited to a particular Region(s), in which case Genentech will provide a reasonable portion of such inventory that is usable in such Region(s)). [*]. All inventory will be shipped from Genentech to Sangamo (or its designee) FCA (location to be provided by Sangamo) Incoterms 2020. Any and all inventory that Genentech provides to Sangamo will be provided “as is” without any representation or express or implied warranty. For clarity, nothing in this Section 14.6.6(f) will be construed as an obligation for Genentech to perform any additional activities regarding the inventory, including retesting or analyzing, prior to such transfer.
(g)Genentech’s Costs. [*].
(h)Reversion License. Subject to timely provision of the Continuation Election Notice pursuant to Section 14.6.5 and this Section 14.6.6(h), effective upon the effective date of termination with respect to the applicable Terminated Product (and, for clarity, not dependent upon execution of the Transfer Agreement), Genentech hereby grants Sangamo an exclusive, worldwide (except if such termination is limited to a particular Region(s), in which case the license set forth in this Section 14.6.6(h) will be limited to such Region(s)), sublicensable right and license under all intellectual property Controlled by Genentech as of the
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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effective date of termination that is (i) [*] or (ii) [*] (the “Reversion IP”) solely to Exploit such Terminated Product (such license, the “Reversion License”), provided that such Reversion License will not include (x) [*], (y) [*]or (z) [*]. The Reversion License will be subject to (1) [*] and (2) [*] in each case (1) and (2), to be negotiated in good faith between the Parties as part of the Transfer Agreement.
(i)Transfer Agreement. For a period of [*] following Genentech’s receipt of a Continuation Election Notice or such longer period as agreed to by the Parties (in either case, such period, the “Transfer Agreement Negotiation Period”), the Parties will negotiate and use good faith efforts to agree upon a transfer agreement whereby each Party will conduct its respective activities to facilitate the transfer of any activities and materials to the extent identified in such Continuation Election Notice and not transferred in accordance with Sections 14.6.6(a) through 14.6.6(f) (such agreement, the “Transfer Agreement”). The Transfer Agreement will be consistent with the following terms and conditions, as applicable to the Terminated Product(s) and terminated Region(s):
(i)Manufacturing. If at the time of the notice of termination, (a) Genentech is conducting a Phase 3 Trial for the Terminated Product or is marketing the Terminated Product in any country (or if such termination is limited to a particular Region(s), in any country in such Region(s)), and (b) Genentech manufactures such Terminated Product itself, then, at Sangamo’s request and Sangamo’s cost and expense, Genentech will manufacture and supply reasonable amounts of such Terminated Product to Sangamo to be negotiated under the Transfer Agreement, provided that (i) the duration of Genentech’s obligation to supply such Terminated Product will not exceed [*] from the effective date of termination of this Agreement and (ii) the cost of such supply will not be less than Genentech’s fully burdened manufacturing costs to manufacture the Terminated Product plus a mark-up of [*] as calculated according to Genentech’s Accounting Standard. Notwithstanding the foregoing, Sangamo will use Commercially Reasonable Efforts to take over manufacturing of the Terminated Product as soon as possible after the effective date of termination.
(ii)Third Party IP. With respect to any intellectual property rights Controlled by Genentech for which the license grant in Section 14.6.6(h) would cause Genentech or its Affiliates or Sublicensees to incur a financial obligation to a Third Party, to the extent permitted under the applicable agreement with such Third Party, Genentech will either assign the agreement with such Third Party under which Genentech receives rights to such intellectual property to Sangamo or Genentech will include in the Reversion License a sublicense under such intellectual property rights, provided that Sangamo agrees to (a) comply with the terms and conditions of the applicable agreement with such Third Party, and (b) bear all payment obligations thereunder to the extent attributable to the grant of the sublicense to Sangamo or the practice of such sublicense by Sangamo, its Affiliates or its or their sublicensees.
(iii)Genentech’s Costs. [*].
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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14.6.7Prosecution and Maintenance. During the Transfer Agreement Negotiation Period, the IP Committee will agree upon a fair and reasonable solution for the continued Prosecution and Maintenance of any Patents that claim the Terminated Product, including responsibility, assignments (if any), and costs in connection thereto, provided that if the applicable termination is limited to a particular Region(s), this Section 14.6.7 will apply only with respect to Patents in such Region(s). The Parties will include such solution in the Transfer Agreement.
14.6.8Baseball-Style Arbitration. [*]. No other issues relating to the Transfer Agreement may be brought under ARTICLE 15.
14.7Effects of Termination by Genentech for Material Breach. Upon termination of this Agreement by Genentech in its entirety or with respect to a particular Product or Target pursuant to Section 14.2, (a) all rights and licenses set forth in Section 5.1 and 5.2 will survive and become perpetual with respect to the Product(s) affected by such termination, (b) the milestone payment obligations due under Section 7.3, 7.4, and 7.6 and the royalty payment obligations under Section 7.7 (as may be adjusted in accordance with Section 7.8) will survive, provided that in addition to any other remedies Genentech may have in law or in equity, Genentech will have the right to setoff any amounts payable to Sangamo under Sections 7.3, 7.4, 7.6, or 7.7 against any amounts to which Genentech is entitled for Sangamo’s breach of this Agreement or are otherwise payable by Sangamo to Genentech or any Indemnitee of Genentech pursuant to Section 13.2, and (c) Genentech will have no further diligence or other obligation under ARTICLE 4.
14.8Survival. In addition to any provisions specified in this Agreement as surviving under the applicable circumstances, the following provisions will survive in the event of expiration or any termination of this Agreement: [*].
ARTICLE 15Dispute Resolution
15.1Disputes. Except as otherwise set forth in this Agreement, in the event of any dispute arising from this Agreement, such dispute will first be referred, by written notice, to the Alliance Managers for attempted resolution. If the Alliance Managers are unable to resolve the dispute within [*] following the date of receipt of such written notice, either Party may refer, by written notice (an “Escalation Notice”), such dispute to the respective officers of the Parties designated below or their designees, for good faith negotiations attempting to resolve the dispute within [*]. The designated officers are as follows:
For Sangamo:        CEO
For Genentech:    Head of Genentech Corporate Business Development
15.2Arbitration.
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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15.2.1Procedure. Except as provided under Section 14.6.8, if the Parties are unable to resolve any dispute under Section 15.1 within the time specified therein, either Party will have the right to submit the dispute for final and exclusive resolution under the International Chamber of Commerce (ICC) Rules of Arbitration, applying the substantive law specified in Sections 15.2.3 and 16.1. The arbitration tribunal will consist of three (3) arbitrators appointed in accordance with such ICC Rules of Arbitration. Any arbitration proceeding hereunder will be conducted in San Francisco, CA and will be conducted in the English language. The arbitration tribunal may only award damages consistent with this Agreement, including Section 13.5. In the event of any conflict between the ICC Rules of Arbitration and any provision of this Agreement, this Agreement will govern.
15.2.2Enforcement. Notwithstanding anything to the contrary in Section 15.2, either Party may apply to any court having competent jurisdiction to enforce the arbitration provisions of this Agreement or an arbitration award as determined pursuant to this Section 15.2. Such court will have no jurisdiction or ability to resolve disputes beyond the specific foregoing issues.
15.2.3Subject Matter Exclusion. Notwithstanding anything to the contrary in Section 15.2, any dispute not resolved internally by the Parties pursuant to Section 15.1 that involves the validity or infringement of a Patent will be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the Patent in question.
15.2.4Interim Equitable Relief. Notwithstanding anything to the contrary in Sections 15.1 or 15.2, in the event that a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedure set forth in this ARTICLE 15, such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the ability of the arbitrators to review the decision under Section 15.2. Such court will have no jurisdiction or ability to resolve disputes under this Agreement beyond the specific issue of temporary injunction or other interim equitable relief.
15.3Baseball-Style Arbitration.
15.3.1Procedure. If the Parties are unable to agree to the financial terms of a Reversion License, scope of a diligence obligation (if any) to be included with a Reversion License, or the Prosecution and Maintenance of Patents that claim a Terminated Product, Sangamo may provide written notice to Genentech, no later than [*]after expiration of the applicable Transfer Agreement Negotiation Period, to initiate a baseball-style arbitration proceeding pursuant to Section 15.3. Within [*] following Genentech’s receipt of such notice, the Parties will use commercially reasonable efforts to mutually appoint an Expert. If the Parties cannot agree on such Expert within such time period, each Party will select one (1) Expert within such [*] period, and within [*] of their selection, the two (2) Experts so selected will appoint the Expert to conduct the arbitration in accordance with Section
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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15.3. Within [*] after appointment of the Expert, such Expert will set a date for the arbitration, which date will be no more than [*] after the date the arbitration is demanded above. The arbitration will be “baseball-style” arbitration; accordingly, at least [*] prior to the arbitration, each Party will provide the Expert and the other Party with a form of the definitive written agreement containing the terms of its proposal with respect to the financial terms of a Reversion License, scope of a diligence obligation (if any) to be included with a Reversion License, or the Prosecution and Maintenance of Patents that claim the Terminated Product and not any other provisions outside the scope described in Section 14.6.8. Such proposal may be no more than thirty (30) pages and must clearly provide and identify the Party’s position with respect to such matter. [*] in advance of the arbitration, the Parties will submit to the Expert and exchange response briefs of no more than fifteen (15) pages. In addition, at least [*] in advance of the arbitration, each Party may submit to the Expert and the other Party a revised version of its proposal (together with a redline showing the changes from the prior draft of the proposal). Subject to the foregoing page limitations, the Parties’ briefs may include or attach (a) relevant exhibits in the form of documentary evidence, (b) publicly available information, (c) demonstratives or (d) expert opinions. Neither Party may have any other communications (either written or oral) with the Expert other than for the sole purpose of engaging the Expert or as expressly permitted in this Section 15.3. The arbitration will consist of a [*] hearing of no longer than [*], such time to be split equally between the Parties, in the form of presentations by counsel or employees and officers of the Parties. No live witnesses will be permitted except expert witnesses whose opinions were provided with the respective Party’s briefs.
15.3.2Decisions; Awards. No later than [*] following the arbitration, the Expert will issue a written decision. The Expert will select one Party’s proposal as his or her decision and will not have the authority to render any substantive decision other than to select the proposal submitted by either Genentech or Sangamo. The Expert will have no discretion or authority with respect to modifying the positions of the Parties. The Expert’s decision will be final and binding on the Parties and the written agreement selected by the Expert will constitute a binding agreement between the Parties on the applicable disputed matter that may be enforced in any court of competent jurisdiction. Each Party will bear its own costs and expenses in connection with such arbitration and will share equally the Expert’s fees and expenses. The violation of one of the time limits prescribed in this Section 15.3.2 by the Expert will not affect the Expert’s competence to decide on the subject matter and will not affect the final and binding decision rendered by the Expert, unless otherwise agreed by the Parties.
15.4Continued Performance. Provided that this Agreement has not terminated, the Parties will continue performing their respective obligations under this Agreement pending the final resolution of any dispute under this Agreement.
15.5Confidentiality. The existence and status of activities conducted under this ARTICLE 15, including any arbitration proceeding or decisions hereunder will be deemed Confidential
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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Information of each Party, and will be subject to ARTICLE 10. Either Party may request that the arbitration tribunal issue appropriate protective orders to safeguard such Party’s Confidential Information. Except as required by law, neither Party will make (or request the arbitration tribunal or Expert to make) any public announcement with respect to the proceedings or decision of the arbitration tribunal or Expert without prior written consent of the other Party. The existence of any dispute submitted to arbitration and any decision or award will be kept in confidence by each Party and the arbitration tribunal or Expert, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.
ARTICLE 16Miscellaneous
16.1Choice of Law. This Agreement (including the arbitration provisions of Sections 15.2 and 15.3) will be governed by and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws. The United Nations Convention on Contracts for the International Sale of Goods will not apply to the transactions contemplated by this Agreement.
16.2Notices. Except as otherwise expressly provided in the Agreement, any notice required under this Agreement will be in writing and will specifically refer to this Agreement. Notices will be sent via one of the following means and will be effective (a) on the date of delivery, if delivered in person; (b) [*] after the date mailed if mailed by first class certified mail return receipt requested, postage prepaid to a destination within the same country; (c) [*] after the date mailed if mailed by registered or certified mail return receipt requested, postage prepaid to a destination outside the country of the Party sending the notice; or (d) on the date of receipt, if sent by private express courier. Notices will be sent to the other Party at the addresses set forth below. Either Party may change its address for purposes of this Section 16.2 by sending notice to the other Party in accordance with this Section 16.2. Notwithstanding the foregoing, notices required to be provided solely to a Party’s Alliance Manager may be provided solely by email to such Alliance Director’s email address.

If to Genentech:	Genentech, Inc. Attn: Corporate Secretary 1 DNA Way South San Francisco, CA 94080
with required copies (which will not constitute notice) to:
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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Genentech, Inc. Attn: Head of Global Asset & Alliance Management 1 DNA Way South San Francisco, CA 94080 Email address: to be provided by Alliance Manager
If to Sangamo:	Sangamo Therapeutics, Inc. Attn: Chief Executive Officer 501 Canal Blvd. Richmond, CA 94804 [*]
with required copies (which will not constitute notice) to:
Sangamo Therapeutics, Inc. Attn: General Counsel 501 Canal Blvd. Richmond, CA 94804 [*] Cooley LLP Attn: Marya Postner, Ph.D.; Jennifer Raab 3175 Hanover Street Palo Alto, CA 94304 [*]

16.3Assignment. Neither Party may assign or otherwise transfer this Agreement, in whole or in part (including any rights or obligations hereunder), without the prior written consent of the non-assigning Party, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign this Agreement to (a) an Affiliate or (b) any purchaser of all or substantially all of the assets of such Party to which this Agreement relates, or of all of its capital stock, or to any successor corporation or entity resulting from any merger or consolidation of such Party with or into such corporation or entity, provided that in each case ((a) and (b)) the party to which this Agreement is assigned expressly agrees to assume and be bound by all obligations of the assigning Party under this Agreement. A copy of such written agreement by such assignee will be provided to the non-assigning Party within [*] of execution of such assignment. Subject to the foregoing, this Agreement will benefit and bind the Parties’
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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successors and assigns. Any attempted assignment not in accordance with this Section 16.3 will be null and void.
16.4Independent Contractors. The Parties are independent contractors and nothing contained in this Agreement will be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.
16.5Actions of Affiliates. A Party may exercise its rights or perform its obligations under this Agreement personally or through one or more Affiliates, provided that such Party will nonetheless be primarily liable for the performance of its Affiliates and for any failure by its Affiliates to comply with the restrictions, limitations and obligations set forth in this Agreement.
16.6Force Majeure. Neither Party will be deemed to have breached this Agreement for failure to perform its obligations under this Agreement (other than such Party’s obligations to make any payment to the other Party under this Agreement) to the extent such failure results from causes beyond the reasonable control of the affected Party. Such causes include acts of God, earthquakes, fires, floods, embargoes, wars, acts of terrorism, insurrections, riots, civil commotions, epidemics, pandemics, omissions or delays in action by any governmental authority, acts of a government or agency thereof and judicial orders or decrees. Any deadline or time period affected by such a force majeure event or a Party’s failure to perform resulting therefrom will be extended automatically by the number of days equal to the number of days that such force majeure or failure persisted. If such a force majeure event occurs, the Party unable to perform will promptly notify the other Party of the occurrence of such event, and the Parties will meet (in person, telephonically or by teleconference) promptly thereafter to discuss the circumstances relating thereto. The Party unable to perform will (a) provide reasonable status updates to the other Party from time-to-time; (b) use Commercially Reasonable Efforts to mitigate any adverse consequences arising out of its failure to perform; and (c) resume performance as promptly as possible. Further, in the event the end of any time period set forth herein falls (or any deadline herein otherwise expires) during the period beginning on December 25 of any calendar year in the Term and ending on January 1 of the following year, such time period (or deadline) will be extended by [*], unless otherwise agreed by the Parties.
16.7Integration. Except to the extent expressly provided herein, this Agreement, including the Exhibits hereto, constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all previous oral and written communications between the Parties with respect to the subject matter of this Agreement, including the Non-Disclosure Agreement as set forth in Section 10.5. In the event of any conflict or inconsistency between the body of this Agreement and an Exhibit, the terms and conditions of the body of this Agreement will prevail.
16.8Amendment; Waiver. Except as otherwise expressly provided herein, no alteration of or modification to this Agreement will be effective unless made in writing and executed by an authorized representative of each Party. No course of dealing or failing of either Party to strictly enforce any term, right or condition of this Agreement in any instance will be construed as a
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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general waiver or relinquishment of such term, right or condition. The observance of any provision of this Agreement may be waived (either generally or any given instance and either retroactively or prospectively) only with the consent of the Party granting such waiver.
16.9Severability. The Parties do not intend to violate any public policy or statutory or common law. However, if any sentence, paragraph, clause or combination or part thereof of this Agreement is in violation of any law or is found to be otherwise unenforceable, such sentence, paragraph, clause or combination or part of the same will be deleted and the remainder of this Agreement will remain binding, provided that such deletion does not alter the basic purpose and structure of this Agreement.
16.10No Third Party Rights. The Parties do not intend that any term of this Agreement should be enforceable by any person who is not a Party.
16.11Construction. The Parties mutually acknowledge that they and their attorneys have participated in the negotiation and preparation of this Agreement. Ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have drafted this Agreement (or any provision herein) or authorized the ambiguous provision.
16.12Interpretation. The captions and headings to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” will be construed as incorporating “but not limited to” or “without limitation”; (b) the words “hereof,” “herein,” “hereby”, “hereunder” and derivative or similar words refer to this Agreement, including the Exhibits; (c) all references herein to Articles, Sections or Exhibits will be construed to refer to Articles, Sections or Exhibits of this Agreement; (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (e) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (f) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding instant messaging); (g) references to any specific law, rule or regulation, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; (h) all references to the word “shall” are interchangeable with the word “will” and will be understood to be imperative or mandatory in nature; (i) the singular will include the plural and vice versa; (j) the word “or” has the inclusive meaning represented by the phrase “and/or”; (k) all references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters, or calendar years, unless otherwise explicitly stated and (l) all references to “intellectual property rights” herein mean Patents, proprietary rights in Know-How, trade secrets, proprietary rights associated with works of authorship, including
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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copyrights, moral rights, and all applications, registrations and renewals relating thereto, and other forms of proprietary and intellectual property rights, however denominated throughout the world, other than Trademarks.
16.13Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy, or email with attached .pdf copy, of this Agreement, including the signature pages hereto, will be deemed to be an original. Execution of this Agreement by e-Signatures or by exchanging executed signature pages in .pdf format will have the same legal force and effect as the exchange of original signatures. As used in this Section 16.13, “e-Signature” will mean a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with the electronic document, that (a) is unique to the person executing the signature; (b) the technology or process used to make the signature is under the sole control of the person making the signature; (c) the technology or process can be used to identify the person using the technology or process; and (d) the electronic signature can be linked with an electronic document in such a way that it can be used to determine whether the electronic document has been changed since the electronic signature was incorporated in, attached to or associated with the electronic document.

[Signature page follows – the rest of this page intentionally left blank.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

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IN WITNESS WHEREOF, Sangamo and Genentech have executed this Agreement by their respective officers hereunto duly authorized, effective as of the Effective Date.

SANGAMO THERAPEUTICS, INC.
By: /s/ Sandy Macrae Name: Dr. Sandy Macrae Title: CEO

GENENTECH, INC.
By: /s/ Jeff Hutchings Name: Title: VP, Controller

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Exhibit 1.13
(one page omitted)

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Exhibit 1.64

(4 pages omitted)

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Exhibit 1.71
(one page omitted)

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Exhibit 1.105
(1 page omitted)

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Exhibit 1.109
(2 pages omitted)

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Exhibit 2.1
(18 pages omitted)

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Exhibit 3.1.1

(7 pages omitted)

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Exhibit 3.2
(2 pages omitted)

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Exhibit 11.1
(3 pages omitted)